UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.             )

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DOMTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Domtar Corporation 395 de Maisonneuve Blvd. West Montreal, Quebec H3A 1L6 Canada

April 2, 2015

Dear Fellow Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Domtar Corporation. The meeting this year will be held on May 6, 2015 at Domtar Corporation, 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715, starting at 9:00 a.m. (EDT).

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement provide information about all matters to be acted upon by the stockholders, including information about our 11 directors nominated for election, our corporate governance, and compensation of our senior management. Financial and other information concerning Domtar Corporation is contained in the enclosed 2014 Annual Report on Form 10-K.

Your vote and participation are very important to us. As a holder of our common stock, please take the time to review the Proxy Statement and accompanying materials and provide your vote on the business items of the meeting. If you are unable to attend the meeting in person, you can vote your shares by phone, via the internet or by signing, dating and returning the enclosed proxy card promptly.

On behalf of the Board of Directors, we thank you for your continued support of Domtar Corporation.

Sincerely,

Robert J. Steacy	John D. Williams
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF DOMTAR CORPORATION

Time:	Wednesday, May 6, 2015, 9:00 a.m. (EDT)

Place:	Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715

Proposals:	Stockholders will be asked to vote on the following matters:

1.	The election of the 11 members of our Board of Directors named in the Proxy Statement;

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the 2015 fiscal year; and

4.	The transaction of any other business that may properly be brought before the annual meeting.

Who Can Vote:	The record date for the annual meeting is March 13, 2015. The only securities eligible to vote at the annual meeting are the Corporation’s common stock.

Date of Mailing:	This Proxy Statement and accompanying materials are being mailed to stockholders on or about April 2, 2015.

By Order of the Board of Directors

Razvan L. Theodoru

Vice-President, Corporate Law and Secretary

Montreal, Quebec

April 2, 2015

NOTE: If you plan to attend the annual meeting, please note that registration and seating will begin at 8:00 a.m. Each stockholder will be asked to sign an admittance card and may be asked to present valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 13, 2015 record date. Cameras and recording devices will not be permitted at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 6, 2015:

The Proxy Statement and our 2014 Annual Report on Form 10-K are available at www.edocumentview.com/ufs.

TABLE

OF CONTENTS

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Corporation’s 2014 performance, please review the Corporation’s Annual Report on Form 10-K.

2015 Annual Meeting of Stockholders

Date and Time	Wednesday, May 6, 2015, 9:00 a.m. (EDT)

Place	Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715

Record Date	March 13, 2015

Voting Matters and Board Recommendations

Board Recommendation
Election of 11 Directors (page 6)	FOR each Director Nominee
Advisory Vote to Approve Executive Compensation (page 53)	FOR
Ratification of Auditors (page 57)	FOR

Important Dates for 2016 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in our 2016 proxy statement pursuant to SEC Rule 14a-8 must be received by us by December 4, 2015.

Notice of stockholder proposals to be raised from the floor of the 2016 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be received by us by February 6, 2016.

2015 PROXY STATEMENT

IMPORTANT INFORMATION ABOUT

ANNUAL MEETING AND PROXY PROCEDURES

The Board of Directors is soliciting proxies to be used at the annual meeting of stockholders to be held on Wednesday, May 6, 2015, beginning at 9:00 a.m. (EDT) at Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715. This proxy statement and the accompanying materials are being mailed to stockholders beginning on or about April 2, 2015. We will bear the costs of the preparation, printing and distribution of the proxy statement and the accompanying materials.

Unless the context otherwise requires, in this proxy statement (i) “Corporation”, “Company”, “Domtar”, “we”, “us” and “our”, mean Domtar Corporation, a Delaware corporation, and, unless otherwise indicated, its subsidiaries; (ii) “our Board” or “the Board” means the Board of Directors of the Corporation; (iii) “our common stock” means the common stock of the Corporation; (iv) “stockholders” means holders of our common stock; and (v) all references herein are to U.S. dollars, unless otherwise indicated.

Q:	Who may vote at the annual meeting?

A:	Our Board has established the record date for the annual meeting as March 13, 2015. The only securities eligible to vote at the annual meeting are the Corporation’s common stock.

This proxy statement and the accompanying materials are being sent to holders of our common stock at the direction of the Board. You may vote all of the shares of our common stock that you owned at the close of business on the record date. Each share of our common stock entitles the holder to one vote on each of the 11 director nominees and one vote on all other matters presented at the meeting. On the record date, we had 63,716,584 shares of common stock outstanding and entitled to vote at the meeting.

Q:	What proposals will be voted on at the annual meeting?

A:	At the annual meeting, stockholders will act upon the following matters:

1.	The election of the 11 members of our Board of Directors named in the proxy statement;

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the 2015 fiscal year; and

4.	The transaction of any other business that may properly be brought before the annual meeting.

The Corporation’s senior management will also answer questions from stockholders.

Q:	How does the Board recommend I vote?

A:	Our Board unanimously recommends that you vote “FOR” each proposal. Please see the information included in this proxy statement relating to each item being submitted to stockholder vote at the meeting.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy with respect to shares of our common stock, the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our by-laws.

Q:	What vote is required to approve each proposal?

A:

Each share of our common stock is entitled to one vote on each of the 11 director nominees and one vote on all other matters presented at the meeting. With respect to Item 1, director nominees must receive a majority of the votes cast (the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee) in order to be elected. The

2015 PROXY STATEMENT

adoption of Item 2 proposal “Advisory Vote to Approve Named Executive Compensation” and Item 3 “Ratification of Appointment of Independent Registered Public Accounting Firm” proposal require the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Q:	What if a director nominee does not receive a majority of the votes cast?

A:	In accordance with our Corporate Governance Guidelines, the Board will nominate for re-election as a director only candidates who agree to tender an irrevocable, contingent resignation that shall only become effective upon (i) the director’s failure to receive a majority of the votes cast in an uncontested election of directors at any meeting of stockholders of the Corporation duly held for such purpose, and (ii) the Board’s acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, then, within 90 days following the applicable stockholders meeting, the Nominating and Corporate Governance Committee will act to determine whether to accept the director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. Thereafter, the Board will promptly disclose publicly its determination whether to accept the director’s resignation offer. No director may participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept such director’s resignation offer.

Q:	What is the difference between a “stockholder of record” and a “street name” holder?

A:	These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Computershare Trust Company, N.A., our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a “street name” holder.

Q:	How do I vote my shares?

A:	Subject to the limitations described below, you may vote by proxy or provide your voting instructions:

1.	by completing and signing each proxy card or voting instruction card provided to you and returning it to the address provided on the proxy card or voting instruction card;

2.	over the telephone by calling a toll-free number provided on the enclosed proxy card; or

3.	electronically through the internet as described on the enclosed proxy card.

Submitting a proxy card or voting instruction card. Each stockholder may grant a proxy to have his or her shares voted at the annual meeting by submitting the proxy card(s) provided to him or her. When you return a proxy card that is properly signed and completed, the shares of common stock represented by that card will be voted as specified by you.

Submitting a proxy by telephone or through the internet. If you are a stockholder of record, you may also submit a proxy by telephone or through the internet. Please see the proxy card(s) provided to you for instruction on how to access the telephone and internet systems. If your shares are held in street name for your account, your broker or other nominee will advise you whether you may submit a proxy by telephone or through the internet. A number of banks and brokerage firms participate in programs that permit stockholders to submit a proxy by telephone or through the internet. If your shares are held by such a bank or brokerage firm, you may submit a proxy to have these shares voted at the annual meeting by telephone or internet by following the instructions on the voting instruction form accompanying this proxy statement.

Q:	Can I vote my shares in person at the annual meeting?

A:	If you are a holder of record of common stock, you may vote your shares in person at the annual meeting. If you hold your shares of common stock in street name, you must obtain a proxy or voting instruction card from your broker, banker, trustee or nominee, giving you the right to vote the shares at the annual meeting.

Q:	What constitutes a quorum, and why is a quorum required?

A:	A quorum is required for the Corporation’s stockholders to conduct business at a meeting of stockholders. The presence of the holders of one-third of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum at the annual meeting.

2015 PROXY STATEMENT

Q:	What if I don’t vote or abstain from voting my shares of common stock? How are broker non-votes counted?
If my shares of common stock are held in street name by my broker, will my broker vote my shares for me?

A:	Abstentions and broker non-votes are included in the determination of shares present for quorum purposes. Abstentions are not counted as a vote “for” or “against” the election of directors. If you abstain from voting for the proposal in Item 2 or Item 3, your abstention will have the same effect as a vote against that proposal. A broker non-vote occurs when a nominee, such as a broker, holding shares in street name for a beneficial owner, does not vote on a particular proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. If you are a stockholder of shares held in street name, and you would like to instruct your broker how to vote your shares, you should follow the directions provided by your broker. Because the NYSE rules currently view the ratification of independent registered public accounting firms as a routine matter, your broker is permitted to vote on the proposal in Item 3 of this proxy statement if it does not receive instructions from you. However, your broker does not have discretion to vote for or against the election of directors or to approve the compensation of the Named Executive Officers pursuant to the Say-on-Pay vote. In order to avoid a broker non-vote of your shares on these proposals, we encourage you to sign and return your proxy and vote your shares before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.

Q:	Can I change my vote after I have delivered my proxy or voting instruction card?

A:	Yes. If you are a stockholder of record, you may revoke your proxy or voting instructions at any time before your voting rights are exercised at the annual meeting by delivering a signed revocation letter to the Vice-President, Corporate Law and Secretary of the Corporation, or by submitting a new proxy or voting instruction card, dated later than your first proxy card, in one of the ways described in this proxy statement. If you are attending in person and have previously mailed your proxy card, you may revoke your proxy and vote in person at the meeting. Your attendance at the annual meeting will not by itself revoke your proxy. If you are a stockholder of shares held in street name by your broker and you have directed your broker to vote your shares, you should instruct your broker to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Will proxies be solicited in connection with the annual meeting?

A:	Yes. Proxies may be solicited on behalf of our Board by mail, telephone, other electronic means or in person and the Corporation will pay the solicitation costs. Copies of proxy materials and of our annual report to stockholders for 2014 will be supplied to brokers, dealers, banks and voting trustees, or their nominees for purposes of soliciting proxies from beneficial owners and the Corporation will reimburse those record holders for their reasonable expenses on behalf of the Corporation. Georgeson Inc. has been retained by the Corporation to facilitate the distribution of proxy materials at a fee of approximately $32,000.

Q:	Where can I find voting results of the annual meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four (4) business days following the meeting.

Q:	How can I submit a proposal to the Corporation for inclusion in the 2016 proxy statement?

A:	The Corporation will review for inclusion in next year’s proxy statement stockholder proposals received by December 4, 2015. Proposals should be sent to Razvan L. Theodoru, Vice-President, Corporate Law and Secretary of the Corporation, at 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada, H3A 1L6.

Stockholder proposals not included in next year’s proxy statement may be brought before the 2016 annual meeting of stockholders by a stockholder of the Corporation who is entitled to vote at the meeting, has given a written notice to the Secretary of the Corporation containing certain information specified in the by-laws and was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed and received at the address in the preceding paragraph no

2015 PROXY STATEMENT

earlier than January 7, 2016 and no later than February 6, 2016, except that if the 2016 annual meeting of the stockholders is held before, April 6, 2016 or after, July 5, 2016, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the new date of such annual meeting and not later than the 90th day prior to the new date of such annual meeting. In the event that less than 100 calendar days’ notice or prior public disclosure by the Corporation of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public announcement was made by the Corporation, whichever occurs first.

Q:	How can I obtain additional information about the Corporation?

A:	General information about the Corporation is available on our website at www.domtar.com. You may view the investor relations section of our website at http://www.domtar.com/en/investors/index.asp for additional copies of this proxy statement and filings we have made with the SEC, which are also available in print, without charge, to any stockholder who requests them. In addition, the corporate section of our website at http://www.domtar.com/en/corporate/index.asp contains the Corporation’s corporate governance documents, as adopted by our Board, including committee charters, the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and Director Independence Standards.

Requests for print copies of any of the above-listed documents should be addressed to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada, H3A 1L6, Attention: Vice-President, Corporate Law and Secretary.

For further information, you may also contact the Corporation’s Investor Relations Department at the following address: Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada, H3A 1L6.

This proxy statement may contain forward-looking statements relating to expectations concerning matters that are not historical facts including but not limited to performance goals. These forward-looking statements are generally denoted by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “aim,” “target,” “plan,” “continue,” “estimate,” “project,” “may,” “will,” “should” and similar expressions. These forward-looking statements are subject to certain risks and uncertainties, including but not limited to the factors described in our 2014 Annual Report on Form 10-K under the heading “Item 1 – Business – Forward-Looking Statements,” which could cause actual results to differ materially from the expected results, performance or achievements expressed or implied by the forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

2015 PROXY STATEMENT

PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

Election

Pursuant to our by-laws, our Board of Directors has set the size of our Board at 11 members and has approved the nomination of the persons named in this proxy statement for election at this year’s annual meeting, by unanimous vote.

The 11 nominees for election as directors are listed below. If elected, the nominees for election as directors will serve for a term of one year that will expire at our 2016 annual meeting or until their successors are elected and qualify.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a director, we may vote such proxies for the election of a substitute nominee designated by the Board of Directors.

Please note that if you hold your shares in street name, your broker is not able to vote on your behalf with respect to the election of directors without specific voting instructions from you. As a result, it is important if you are a stockholder in street name that you provide instructions to your broker or vote your shares as provided in this proxy statement.

Selection of Nominees for Election to the Board

The Board believes that in fulfilling its overall stewardship responsibility to the Corporation and its stockholders, it is of utmost importance that the Board functions effectively as a team and that this requires the experience qualifications and skills of each Board member to complement those of the others. The Nominating and Corporate Governance Committee (“NCGC” or “Committee”) reviews and updates a Board skills matrix on an ongoing basis in light of current business conditions and the evolving trends and challenges of both the industry and the Corporation. The comments which follow reflect the process and factors taken into account by the NCGC in recommending to the Board the Board nominees described in this proxy statement, bearing in mind both the Corporation’s Corporate Governance Guidelines and the skills matrix.

The NCGC considers potential nominees for Board membership suggested by its members and other Board members, by members of management and stockholders, as well as by recruitment consultants who may be retained by the Committee to source potential candidates meeting the nomination criteria. As noted above, the NCGC evaluates prospective nominees against the skills matrix, and the personal and other qualifications set out in the Corporation’s Corporate Governance Guidelines. In seeking to maintain an engaged, independent Board with broad experience and judgment that is committed to representing the long-term interests of our stockholders, the Committee considers the need for the Board, as a whole, to consist of a diverse group of individuals (a) with relevant career experience and technical skills, industry knowledge and experience, financial and capital markets expertise, international business experience, and senior executive management experience, together with (b) valuable individual personal qualifications, including strength of character, mature judgment, independence of thought and an ability to work collegially. In assessing Board composition and selecting and recruiting director candidates, the Committee believes it is important for the Board to be diverse in the broadest sense, and to have a balance between experienced directors with a deep institutional knowledge of the Corporation and directors with growth sector knowledge who can bring a renewed perspective in the boardroom. In this regard, the Committee has recruited and recommended for election to the Board five new directors over the last four years. The NCGC makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendations and report of the NCGC.

The NCGC will consider director candidates recommended by stockholders in accordance with the procedures set forth in the Corporation’s by-laws. A stockholder who wishes to recommend a prospective nominee for the Board should provide notice to the Vice-President, Corporate Law and Secretary of the Corporation, in the time and manner as specified in the Corporation’s by-laws, which sets forth: the nominating stockholder’s name and address; the name and address of the proposed nominee; a representation that the nominating stockholder is a holder of record of stock of the Corporation entitled to vote at the next annual meeting of stockholders and intends to appear in person or by proxy at the next annual meeting of stockholders to nominate the nominee; a description of any arrangements or understandings between the nominating stockholder and the nominee and any other person involved in the nomination process; such other information regarding the nominee as would have been required to be included in a proxy statement filed pursuant to

2015 PROXY STATEMENT

the rules of the SEC had such nominee been nominated by the Board; the consent of the nominee to serve as a director of the Corporation if so elected; and a representation as to whether the nominating stockholder intends to solicit proxies in support of the nominee. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require determining the eligibility of such proposed nominee to serve as a director.

Nominees

A nominee must receive a majority of the votes cast with respect to the nominee at the annual meeting to be elected. The majority vote standard means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. There are no other nominees competing for these seats on the Board of Directors, which means that we have uncontested elections. Following is certain information about each director nominee, including information regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director.

Nominee	Business experience

Giannella Alvarez

Corporate Director

Atlanta, Georgia

Age: 55

Director Since: 2012

2014 Meeting Attendance: 95%

Committee

Memberships: Audit; Environmental, Health,

                            Safety  and Sustainability

Independent: Yes

Ms. Alvarez served as executive vice-president and general manager of the Pet Business Unit at Del Monte Corporation, one of the United States’ largest producers, distributors and marketers of branded pet and food products, between July 2013 and February 2014. From 2011 to 2013, Ms. Alvarez served as group president and chief executive officer for Barilla Americas, where she was responsible for North, Central and South America’s operations of Barilla S.p.A., a global food and beverages company headquartered in Parma, Italy, and where she also served as chairman of the board for Barilla America, Inc. and Barilla Canada. From 2006 to 2010 she held senior global management positions at The Coca-Cola Company as vice-president & general manager for the Active Lifestyle businesses and as global vice-president for the Hydration, Sports, Energy and New Beverages businesses. Prior to that Ms. Alvarez served in a number of increasingly senior positions in marketing and general management spanning several global locations and product categories including the personal care, beauty care, home care, business to business and professional health care at Kimberly Clark Corporation, and at The Procter and Gamble Company.

We believe that Ms. Alvarez’ extensive managerial and executive experience in international consumer product markets, including her knowledge of the personal care and paper products businesses, her consumer and branding experience gained through executive positions with global brand leaders, as well as her strategic abilities, brings a unique contribution to our Board, and the committees on which she serves.

Robert E. Apple Chief Operating Officer, MasTec, Inc. Miami, Florida Age: 65 Director Since: 2012 2014 Meeting Attendance: 100% Committee Memberships: Audit (as of March 13, 2015) Independent: Yes

Mr. Apple is the chief operating officer of MasTec, Inc., a national infrastructure construction company active in the engineering, building, installation, maintenance and upgrade of energy, communication and utility infrastructure. He has been in that position since 2006. During 2005 and 2006, he also served as president of the MasTec Energy Group. Prior to that, he was the senior vice-president of operations for the DIRECTV Group, Inc. Mr. Apple also served in various senior executive capacities from 1989 to 2001 within the Hughes Electronics and Telefonica S.A. organizations in Europe, including as chief executive officer of Hughes Electronics-Spain.

We believe that Mr. Apple’s significant senior executive experience and managerial know-how, as well as his knowledge of European issues, qualify him as a member of our Board and the committee on which he serves.

Louis P. Gignac

President, G Mining Services Inc.

Montreal, Quebec

Age: 64

Director Since: 2007

2014 Meeting Attendance: 95%

Committee

Memberships: Human Resources;

                            Environmental, Health, Safety

                             and Sustainability

Independent: Yes

From 1986 to 2006, Mr. Gignac has served as president and chief executive officer of Cambior Inc., an international mining and exploration company with operations, development projects and exploration activities in the Americas that was acquired by IAMGOLD Corporation in 2006. In addition to leading Cambior, Mr. Gignac has held senior management positions with Falconbridge Copper Corp, and Exxon Minerals Company. He is currently the president of G Mining Services Inc., a private mining consulting firm with international activities.

We believe that Mr. Gignac’s extensive experience as chief executive officer of a natural resources company, together with his financial and risk management experience, and his knowledge of international issues qualify him as a member of our Board and the committees on which he serves.

Other Board Service:

Franco-Nevada Corporation

Marengo Mining Ltd. (until 2013)

St. Andrew Goldfields Ltd. (until 2013)

Gaz Metro Inc. (until 2011)

Norsemont Mining (until 2011)

Andean Resources Ltd. (until 2010)

2015 PROXY STATEMENT

Nominee	Business experience

David J. Illingworth

Corporate Director

Orchid, Florida

Age: 61

Director Since: 2013

2014 Meeting Attendance: 100%

Committee

Memberships: Audit; Environmental, Health,

                             Safety and Sustainability

Independent: Yes

Mr. Illingworth was the chief executive officer and a director of Smith & Nephew plc, a leading global orthopaedics devices public company, from 2007 until his retirement in 2011. Prior to 2007, he served as Smith & Nephew’s chief operating officer in 2006, and as president of the orthopaedics business from 2002 to 2006. Prior to his tenure with Smith & Nephew, Mr. Illingworth held senior executive positions with VidaMed, Inc., Nellcor Puritan Bennett LLC and GE Medical Systems, Inc.

We believe that Mr. Illingworth’s extensive senior business leadership experience in the area of health care and medical products, as well as in-depth international knowledge of the life sciences and institutional health care sectors, provide him with a unique perspective that will significantly contribute to our Board and the committees on which he serves.

Other Board Service:

Varian Medical Systems, Inc. (ethics and compliance committee chair; audit committee)

Universal Hospital Services, Inc.

Brian M. Levitt

Chairman of the Board, TD Bank Group

Vice-chair, Osler, Hoskin & Harcourt LLP

Montreal, Quebec

Age: 67

Director Since: 2007

2014 Meeting Attendance: 100%

Committee

Memberships: Finance (Chair);

                            Nominating and Corporate

                            Governance

Independent: Yes

From 1991 to 2000, Mr. Levitt was president and then chief executive officer of Imasco Limited, a public consumer products and services company. Mr. Levitt is the chairman of the board of TD Bank Group, and the vice-chair of Osler, Hoskin & Harcourt LLP, a major Canadian law firm. From 2001 to 2010, he was co-chair of the firm, and, prior to his time at Imasco, he was a partner in the firm. Mr. Levitt has served on boards of directors of public companies since 1987.

We believe that Mr. Levitt’s extensive experience as chief executive officer of a large public company, as a board member and chair, and as a legal advisor to boards of directors of various public companies, in addition to his experience with, and understanding of the workings of, financial markets, corporate governance practices and regulatory matters make him a valuable member to our Board of Directors and the committees on which he serves.

Other Board Service:

TD Bank Group (chairman of the board; corporate governance committee chair; human resources committee)

Talisman Energy Inc.

BCE Inc. (until 2011)

David G. Maffucci

Corporate Director

Charlotte, North Carolina

Age: 64

Director Since: 2011

2014 Meeting Attendance: 100%

Committee

Memberships: Audit (Chair); Finance;

                            Nominating and

                            Corporate Governance

Independent: Yes

From 2005 to 2006, Mr. Maffucci served as executive vice-president of Bowater Incorporated and president of its newsprint division. He served as chief financial officer of Bowater Incorporated from 1995 to 2005 and held a variety of positions in its finance organization throughout much of his career. Mr. Maffucci served on the board of directors of Xerium Technologies, Inc., a manufacturer and supplier of consumable products used in paper production, from November 2008 to August 2010. From June 2009 to August 2010, he also served as executive vice-president and chief financial officer of Xerium and helped guide Xerium through a “pre-packaged” Chapter 11 bankruptcy. Xerium filed a voluntary petition for relief under Chapter 11 of the federal bankruptcy law as part of a pre-arranged restructuring plan with the support of its lenders on March 30, 2010 and emerged from Chapter 11 protection on May 25, 2010. Mr. Maffucci previously worked at KPMG and is a CPA.

We believe that Mr. Maffucci’s extensive financial and operating experience in our industry, his knowledge and understanding of corporate finance, strategic planning and risk management processes as well as his experience with a large public accounting firm make him a valuable contributor to our Board and the committees on which he serves, notably as Chair of our Audit Committee.

Other Board Service:

Martin Marietta Materials Inc. (audit committee chair; finance committee)

Xerium Technologies, Inc. (until 2010)

Domenic Pilla Corporate Director Toronto, Ontario Age: 56 Director Since: 2014 2014 Meeting Attendance: 100% Committee Memberships: Human Resources Independent: Yes

Mr. Pilla was elected to our Board in October 2014, and stands for election by the stockholders for the first time. Mr. Pilla retired in December 2014 as president of Shoppers Drug Mart, Canada’s leading pharmacy and beauty retailer, a position he held since 2011, during which he spearheaded the sale/merger of Shoppers Drug Mart with Canada’s leading grocery retailer, Loblaw. Prior to 2011, he served as president of McKesson Canada, a leading provider of health care services. Prior to his tenure with McKesson Canada, Mr. Pilla held senior executive positions with RNG group and Petro-Canada.

We believe that Mr. Pilla’s extensive senior business leadership experience in the health care retail market and health care solutions to institutions, as well as his first-hand knowledge of major M&A retail transactions, make him a valuable contributor to our Board and the committee on which he serves.

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Nominee	Business experience

Robert J. Steacy

Corporate Director

Toronto, Ontario

Chairman of the Board

Age: 65

Director Since: 2007

2014 Meeting Attendance: 100%

Committee

Memberships: Nominating and

                            Corporate Governance (Chair);

                            Finance

Independent: Yes

Mr. Steacy was appointed Chairman of the Board on April 30, 2014. In addition to having worked for Ernst & Young from 1973 to 1978 in its audit practice, Mr. Steacy has over 25 years of senior financial officer experience, including as vice-president, finance and as executive vice-president and chief financial officer of Torstar Corporation, an international publisher and a major Canadian media company, from 1989 until his retirement in 2005.

We believe that Mr. Steacy’s prior board experience, his extensive financial expertise, as well as his in-depth knowledge of risk assessment and risk management, uniquely qualify him to play a leadership role on our Board.

Other Board Service:

Postmedia Network Canada Corporation (audit committee chair; compensation and pension committee)

Cineplex Inc. (audit committee chair)

Canadian Imperial Bank of Commerce (until 2012)

Pamela B. Strobel

Corporate Director

Chicago, Illinois

Age: 62

Director Since: 2007

2014 Meeting Attendance: 100%

Committee

Memberships: Human Resources (Chair);

                            Nominating and Corporate

                            Governance

Independent: Yes

In 2005, Ms. Strobel retired as an executive vice-president and chief administrative officer of Exelon Corporation, one of the largest U.S. electric utilities. During her tenure with Exelon and its predecessor companies, starting in 1993, Ms. Strobel served as an executive vice-president and chief administrative officer and as chief executive officer of Commonwealth Edison Company, as an executive vice-president and general counsel of Unicom Corporation and Commonwealth Edison Company, as president of Exelon’s Business Services Company, and as chairman and chief executive officer of Exelon Energy Delivery, the holding company for Exelon’s energy delivery business. Prior to her career at Exelon, she was a partner with Sidley, Austin, LLP. Ms. Strobel was named as one of Fortune Magazine’s Top 50 Women in Business in 2002.

We believe that Ms. Strobel’s extensive experience in senior executive positions and her in-depth knowledge and understanding of the energy sector provide a unique contribution to our Board and the committees on which she serves.

Other Board Service:

State Farm Mutual Automobile Insurance Company

Illinois Tool Works, Inc. (audit committee chair; executive committee)

Denis Turcotte

President and CEO, North Channel Management and North Channel Capital Partners

Sault Ste. Marie, Ontario

Age: 53

Director Since: 2007

2014 Meeting Attendance: 100%

Committee

Memberships: Environmental, Health,

                            Safety and Sustainability (Chair);

                            Human Resources; Finance

Independent: Yes

Mr. Turcotte is currently president and chief executive officer of North Channel Management and North Channel Capital Partners, business consulting and private investing firms. He is also a member of the advisory board of the Brookfield Capital Partners Funds, affiliates of Brookfield Asset Management. From 2002 to 2008, Mr. Turcotte was the president and chief executive officer and a director of Algoma Steel Inc., a publicly listed North American steel company, and from 1992 to 2002 held a number of senior executive positions with companies in the pulp and paper industry, including president of the paper group and executive vice-president of corporate development and strategy of Tembec Inc., a leading integrated forest products company with operations in North America and France.

We believe that Mr. Turcotte brings to the Board and the committees on which he serves his extensive experience as a senior executive of capital intensive and commodity-based industries.

Other Board Service:

Coalspur Mines, Ltd. (chair, remuneration and nomination committee; audit committee)

Norbord Inc. (audit committee; human resources committee; health, safety and environment committee)

Brookfield Office Properties Inc. (governance committee; audit committee)

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Nominee	Business experience
John D. Williams President and CEO, Domtar Corporation Charlotte, North Carolina Age: 60 Director Since: 2009 2014 Meeting Attendance: 100% Independent: No

Mr. Williams has been the President and Chief Executive Officer and a director of the Corporation since joining Domtar on January 1, 2009. Mr. Williams served in senior executive positions for over eight years with SCA Packaging Ltd. and SCA Packaging Europe, Europe’s second largest producer of containerboard paper used for the manufacturing of corrugated box products. He served as president of SCA Packaging Europe, from 2005 to December 2008, where he assumed leadership over sales, marketing, finance, operations, manufacturing, distribution, supply chain and human resources. Prior to joining SCA Packaging, Mr. Williams held a number of increasingly senior positions in sales, marketing, management and operational roles, with Rexam PLC, Packaging Resources, Inc., Huhtamaki, Alberto Culver UK Ltd., and MARS Group.

We believe that Mr. Williams’ extensive international experience in key leadership roles in our industry, combined with his knowledge and understanding of global risks, challenges and opportunities facing our business, in addition to his outstanding leadership skills, are invaluable assets to our Board and our Corporation.

Other Board Service:

Owens Corning (chair, audit committee; governance and nominating committee; executive committee)

The Board of Directors unanimously recommends a vote FOR the election of each of the 11 director nominees.

Director Compensation

Process and Objectives

The Board of Directors, on the recommendation of the NCGC, is responsible for setting director compensation. Management is not involved in the process, and directors who are Domtar Corporation employees do not receive compensation for their service as directors.

The objectives of the NCGC and the Board in setting director compensation are to:

•	attract highly qualified candidates to serve on the Board by remaining competitive with compensation paid to outside directors of comparable companies;

•	align the interests of directors with the interests of stockholders by fostering a long-term commitment to Corporation stock ownership; and

•	establish total compensation on a simple, easy to understand flat fee basis with appropriate differentiation between levels of responsibility (such as serving as a committee chair).

Components of Director Compensation

Our non-employee directors receive an annual cash retainer fee of $100,000 and annual equity-based compensation of equal value. The Chairman receives an annual cash retainer of $175,000 and annual equity-based compensation of equal value. Members of the Audit Committee are paid an additional cash retainer of $10,000. The Chair of the Audit Committee receives an additional cash retainer of $30,000. Each other committee Chair receives an additional cash retainer of $20,000. The Chairman is not eligible for any of the committee retainers described above. There will generally be no Board or committee meeting fees; however, if more than 10 Board meetings are held in a calendar year, directors may be paid Board meeting fees of $1,500 per additional meeting attended. In addition, each non-executive director traveling over three or more time zones from his or her residence in connection with his or her duties as a Board member is entitled to an annual travel fee of $15,000 to compensate him or her for substantial additional travel time.

The equity portion of the directors’ fees is paid in deferred share units granted under the Corporation’s Omnibus Incentive Plan. A non-employee director may also elect to defer receipt of the cash portion of his or her annual retainer fee into deferred share units, subject to compliance with applicable tax requirements and rules established by the Human Resources Committee (“HRC”). Deferred share units are paid quarterly in arrears, with the number of deferred share units to be paid to be determined by dividing the dollar amount of the portion of that quarter’s retainer fees to be paid in deferred share units by the closing market price of a share of Domtar common

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stock on the last day of the quarter. Dividends, when declared, on Domtar’s common stock are notionally invested in additional deferred share units based on the closing share price on the dividend payment date. Deferred share units are generally settled in cash or shares of our common stock, as determined by the director, upon termination of his or her Board service as an eligible Director.

The NCGC assessed the independence of its compensation advisor, Hugessen, including the potential for conflicts of interest in light of recent changes to the NYSE listing standards. Based on its assessment, the NCGC concluded that its advisor was appropriately independent and free from potential conflicts of interests.

Effective in 2013, the Board, upon recommendation of the NCGC after consultation with Hugessen, approved the introduction of a new category of deferred share units that may be granted to those directors who have achieved 100% of their stock ownership requirements. Such directors may elect to receive the equity component of their annual retainer in deferred share units that may be settled in either cash or stock one year after the grant date. The grants of this category of deferred share units are made at the same time as the other deferred share units, and generally subject to the same terms and conditions pursuant to the Corporation’s Omnibus Incentive Plan.

Director Stock Ownership Requirements

In order to align the long-term financial interest of our directors with those of our stockholders, directors are required to own a significant equity stake in the Corporation having a value of at least $500,000 which is equivalent to five times the annual cash retainer, valued at the greater of cost or market value. Directors must meet this requirement within five years of becoming a director. All shares owned outright, as well as all deferred share units, are taken into consideration in determining compliance with these ownership guidelines. As of the date of this proxy statement, all current directors have reached the stock ownership requirements, except for Mr. Maffucci who joined the Board in May 2011, Ms. Alvarez who joined the Board in May 2012, Mr. Apple who joined the Board in October 2012, Mr. Illingworth who joined the Board in October 2013, and Mr. Pilla who joined the Board in October 2014.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
	($)	($)	($)	($)
Robert J. Steacy	163,750	156,250	35,175	355,175
Giannella Alvarez	125,000	100,000	5,951	230,951
Robert E. Apple	100,000	100,000	4,468	204,468
Louis P. Gignac	100,000	100,000	34,326	234,326
David J. Illingworth	110,000	100,000	1,507	211,507
Brian M. Levitt	120,000	100,000	47,762	267,762
David G. Maffucci	130,000	100,000	8,763	238,763
Domenic Pilla	25,000	25,000	–	50,000
Pamela B. Strobel	120,000	100,000	35,755	255,755
Denis Turcotte	120,000	100,000	42,799	262,799

(1)	The amounts in this column represent the grant date fair value of the deferred share units granted under the Omnibus Incentive Plan in fiscal 2014. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference herein. The amounts in the table do not reflect the value, if any, that ultimately may be realized by the directors. As described above, the number of deferred share units to be paid under the Omnibus Incentive Plan is determined by dividing the dollar amount of the portion of that quarter’s retainer fees to be paid in deferred share units by the closing market price of a share of Domtar common stock on the last day of the quarter.
(2)	The amounts in this column represent the grant date fair value of additional deferred share units granted as dividend equivalents for fiscal 2014 on the directors deferred share units, in accordance with the Omnibus Incentive Plan. Mr. Pilla, having been elected to the Board of Directors in October 2014, did not receive any dividend equivalent in 2014. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference herein. These dividend equivalents were credited at the same time as dividends were paid to stockholders, i.e. on January 15, 2014, April 15, 2014, July 15, 2014 and October 15, 2014. Amounts differ for each director as a) a number of directors accumulated deferred shares units under the predecessor company Domtar Inc. deferred share unit plan and b) certain directors elected to defer fees into deferred share units pursuant to the Omnibus Incentive Plan.

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The following table sets forth, by grant date, the number of deferred share units credited to each director and the grant date fair value of each award with respect to service as a director in 2014. All deferred share units were vested upon grant.

Equity Awards for Service as a Director of Domtar Corporation

	March 31, 2014		June 30, 2014		September 30, 2014		December 31, 2014
Name	Units	Grant Date Fair Value	Units	Grant Date Fair Value	Units	Grant Date Fair Value	Units	Grant Date Fair Value
	(#)	($)	(#)	($)	(#)	($)	(#)	($)
Robert J. Steacy	223	25,000	1,021	43,750	1,245	43,750	1,088	43,750
Giannella Alvarez	223	25,000	583	25,000	712	25,000	622	25,000
Robert E. Apple	223	25,000	583	25,000	712	25,000	622	25,000
Louis P. Gignac	223	25,000	583	25,000	712	25,000	622	25,000
David J. Illingworth	223	25,000	583	25,000	712	25,000	622	25,000
Brian M. Levitt	223	25,000	583	25,000	712	25,000	622	25,000
David G. Maffucci	223	25,000	583	25,000	712	25,000	622	25,000
Domenic Pilla*	–	–	–	–	–	–	622	25,000
Pamela B. Strobel	223	25,000	583	25,000	712	25,000	622	25,000
Denis Turcotte	223	25,000	583	25,000	712	25,000	622	25,000

*	Elected to the Board in October 2014

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GOVERNANCE OF THE CORPORATION

Board Governance

Our Board has adopted written Corporate Governance Guidelines that comply with the listing standards of the NYSE (the “Guidelines”). The Guidelines set forth requirements relating to director responsibilities, director qualification standards, including director independence, director compensation, our director resignation policy with respect to majority voting in uncontested elections, director retirement age, director orientation and continuing education, CEO succession planning, and assessment of the Board’s performance, among other matters.

Copies of our Corporate Governance Guidelines are available without charge on the corporate governance portion of our website at http://www.domtar.com/files/corporate/DOMTAR_Corporate_Governance_Guidelines.pdf upon request in writing to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal (Quebec) Canada, H3A 1L6, Attention: Vice-President, Corporate Law and Secretary. The Corporation also complies with the listing standards of the TSX.

Current Members of Our Board of Directors

The members of the Board on the date of this proxy statement, and the committees of the Board on which they serve, are identified below.

Director	Audit Committee	Nominating and Corporate Governance Committee	Human Resources Committee	Environmental, Health, Safety and Sustainability Committee	Finance Committee
Giannella Alvarez	*			*
Robert E. Apple**	*
Louis P. Gignac			*	*
David J. Illingworth	*			*
Brian M. Levitt		*			Chair
David G. Maffucci	Chair	*			*
Domenic Pilla			*
Robert J. Steacy		Chair			*
Pamela B. Strobel		*	Chair
Denis Turcotte			*	Chair	*
John D. Williams

**	During 2014 and until March 13, 2015, Mr. Apple served as a member of the Human Resources Committee.

Board and Committee Meetings

From January 1 through December 31, 2014, our Board held 8 meetings and the committees of the Board held 28 meetings. Each of our directors attended 95% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which the director served.

2015 PROXY STATEMENT

Board Committees

As of the date of this Proxy Statement, the Board has five standing committees: Audit; Human Resources; Nominating and Corporate Governance; Environmental, Health, Safety and Sustainability; and Finance.

Audit Committee
Four members
•	David G. Maffucci, Chair	The Audit Committee is composed solely of directors who meet the independence requirements of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are financially literate, as required by the NYSE. In addition, the Board has determined that Mr. Maffucci qualifies as an “audit committee financial expert” and has accounting and related financial management expertise within the meaning of the listing standards of the NYSE .
•	Giannella Alvarez
•	Robert E. Apple*
•	David J. Illingworth
*member of the Audit Committee since March 13, 2015

Meetings During 2014: Eight
Key Responsibilities:
•	Provide assistance to the Board of Directors with respect to its oversight of:
	–	The quality and integrity of the Corporation’s financial statements;
	–	The Corporation’s compliance with legal and regulatory requirements;
	–	The independent auditor’s qualifications and independence;
	–	The Corporation’s Enterprise Risk Management (ERM) process;
	–	The performance of the Corporation’s internal audit function and independent auditors; and
	–	The risks associated with matters within the Committee’s responsibilities and duties.
•	Appoint, retain, compensate and oversee the Corporation’s independent auditors;
•	Review, at least annually, the qualifications, performance and independence of the independent auditors;
•	Review and discuss with management and the independent auditors, and approve the Corporation’s quarterly earnings press releases, as well as the quarterly financial statements, including the disclosures under Management’s Discussion and Analysis, and their filing of Form 10-Q;
•	Review and discuss with management and the independent auditors the Corporation’s annual audited financial statements, including the disclosures under Management’s Discussion and Analysis and recommend to the Board their approval and whether they should be included in the Corporation’s Form 10-K;
•	In consultation with the independent auditors, management and the Corporation’s internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external;
•	Discuss with the independent auditor and the Corporation’s internal auditors the scope and plans for their respective audits;
•	Review the assessment by the Corporation’s officers of the effectiveness of the Corporation’s disclosure controls and procedures and internal controls for financial reporting and the evaluations thereof by the independent auditors;
•	Discuss with management and the independent auditors the Corporation’s guidelines and policies with respect to risk assessment and risk management, including the Corporation’s major financial risk exposures, and risks associated with the financial reporting system, financial information and financial statements, and the steps management has taken to monitor and control such exposure and to preserve the integrity of the system;
•	Oversee the application of the whistleblower policy;
•	Review periodically the Code of Ethics of the Corporation and the adherence thereto by management;
•	Review periodically with the Board, the external and internal auditors and management, the Corporation’s anti-fraud program and practices.

Charter:
The Audit Committee is governed by the Audit Committee Charter, which is available on the Corporation’s website at http://www.domtar.com/files/corporate/Domtar_Charter_of_the_Audit_Committee.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

2015 PROXY STATEMENT

Human Resources Committee
Four members
•	Pamela B. Strobel, Chair	The Human Resources Committee is composed solely of directors who meet the independence requirements of the NYSE, the requirements for a “non-employee director” under the Exchange Act, and the requirements for an “outside director” under the Internal Revenue Code of 1986, as amended (the “Code”).
•	Robert E. Apple*
•	Louis P. Gignac
•	Domenic Pilla
•	Denis Turcotte
*member until March 13, 2015

Meetings During 2014: Six
Key Responsibilities:
•	Provide oversight in respect of the risks associated with matters within the Committee’s responsibilities and duties;
•	Review and approve the philosophy and design of the Corporation’s compensation and benefits systems in light of the Corporation’s objectives;
•	Review and make recommendations to the Board with respect to incentive compensation and equity-based plans;
•	Monitor the financial effect of the Corporation’s compensation programs and their success in achieving the Corporation’s objectives;
•	Manage the processes used by the Board to evaluate the Corporation’s chief executive officer;
•	Review and approve the compensation of the Corporation’s chief executive officer and other executive officers;
•	Administer the Corporation’s equity-based and cash incentive compensation plans;
•	Jointly with the Finance Committee, oversee the work of the Pension Administration Committee of the Corporation;
•	Provide oversight in respect of the Corporation’s compliance with legal and regulatory requirements in the areas of the Committee’s responsibilities and duties;
•	In coordination with the Nominating and Corporate Governance Committee, make recommendations to the Board with respect to the selection of a CEO of the Corporation.

Charter:

The Human Resources Committee is governed by the Human Resources Committee Charter, which is available on the Corporation’s website at http://www.domtar.com/files/corporate/Human_Resources_Committee_Charter_April_30_2013.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Additional information about our Human Resources Committee’s responsibilities and its processes and procedures for consideration and determination of executive compensation is included in our Compensation Discussion and Analysis.

Nominating and Corporate Governance Committee
Four members
•	Robert J. Steacy, Chair	The Nominating and Corporate Governance Committee is composed solely of directors who meet the independence requirements of the NYSE.
•	Brian M. Levitt
•	David G. Maffucci
•	Pamela B. Strobel

Meetings During 2014: Four
Key Responsibilities:
•	Review the risks associated with matters within the Committee’s responsibilities and duties;
•	Leadership role in shaping the governance of the Corporation;
•	Review and recommend to the Board the compensation of the Corporation’s directors;
•	Provide oversight and direction regarding the functioning and operation of the Board of Directors;
•	Review and recommend to the Board of Directors candidates for election as directors;

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•	Oversee the relationship between the Corporation and its stockholders;
•	Provide oversight in respect of the Corporation’s compliance with legal and regulatory requirements, and corporate governance standards in the areas of the Committee’s responsibilities and duties;
•	Oversee the process for, and in coordination with, the Human Resources Committee, make recommendations to the Board with respect to the selection of a CEO of the Corporation.

Charter:

The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter, which is available on the Corporation’s website at

http://www.domtar.com/files/corporate/Domtar_Nominating_and_Corporate_Governance_Committee_Charter_11_2014.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Environmental, Health, Safety and Sustainability Committee
Four members
•	Denis Turcotte, Chair
•	Giannella Alvarez
•	Louis P. Gignac
•	David J. Illingworth

Meetings During 2014: Five
Key Responsibilities:
•	Generally review the effectiveness of the Corporation’s policies, programs and practices at optimizing its efforts to maintain sustainable ecosystems, safe and healthy employees, and vital communities as integral elements of its commitment to create long-term stockholder value;
•	Provide oversight of the sustainability systems and performance of the Corporation that are integral components of the Corporation’s business strategy;
•	Provide oversight of the Corporation’s response to public policy, legislative, regulatory, political and social issues and trends related to environmental, health and safety, and sustainability (“EHSS”) performance that may significantly affect the business operations, financial performance or public image of the Corporation or the industry;
•	Provide oversight of the risks and opportunities associated with matters within the Committee’s responsibilities and duties;
•	Provide oversight of the Corporation’s compliance with legal and regulatory requirements in the areas of the Committee’s responsibilities and duties;
•	Review environmental, health and safety and sustainability policies regarding significant EHSS audit and monitoring systems as well as related reports from management;
•	Review EHSS standards, procedures and practices against applicable regulatory requirements and oversee compliance therewith;
•	Review objectives and plans for implementing policies, procedures, practices, compliance measures and risk management programs regarding environmental protection and occupational health and safety;
•	Discuss with management the scope and plans for the conduct of audits of EHSS performance, significant results of audits, and pending or threatened material proceedings or complaints relating to EHSS.
Charter:

The Environmental, Health, Safety and Sustainability Committee is governed by the Environmental, Health, Safety and Sustainability Committee Charter, which is available on the Corporation’s website at

http://www.domtar.com/files/corporate/Domtar_Environmental_Health_Safety_and_Sustainability_Committee_Charter_July_2013.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

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Finance Committee
Four members
•	Brian M. Levitt, Chair
•	David G. Maffucci
•	Robert J. Steacy
•	Denis Turcotte

Meetings During 2014: Five
Key Responsibilities:
•	Review the Corporation’s:
	–	Capital structure and capital allocation;
	–	Significant financing transactions;
	–	Mergers, acquisitions and divestitures;
	–	Insurance coverage and programs;
	–	Financial aspects of the Pension Administration Committee’s annual report;
•	Generally assist the Board of Directors in the oversight of financial resource strategies and policies, including oversight of the risks associated with matters within the Committee’s responsibilities and duties.
Charter:

The Finance Committee is governed by the Finance Committee Charter, which is available on the Corporation’s website at

http://www.domtar.com/files/corporate/Finance_Committee_Charter__April_30_2013.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Board of Directors Leadership Structure

In accordance with our Corporate Governance Guidelines, the positions of Chairman of the Board and Chief Executive Officer are separate and distinct. Currently, the position of Chairman of the Board is held by Mr. Robert J. Steacy, and the position of CEO is held by Mr. John D. Williams. Separating these positions allows our CEO to focus on the management of the Corporation, while allowing our Chairman to lead the Board in its role of providing advice to, and independent oversight of, management. We believe that this structure recognizes the time and effort that our CEO is required to devote to his position, while facilitating the independent functioning of the Board, thus enhancing the fulfillment of its oversight responsibilities, and setting the tone for the Board in fostering ethical and responsible decision-making and sound corporate governance practices.

Board of Directors’ Role in Risk Oversight

Our Corporate Governance Guidelines explicitly recognize that it is the responsibility of the Board to assess risks facing the Corporation and to review strategies for risk mitigation. Areas of material risk to the Corporation include economic and strategic factors (such as conditions in the general economy and in capital and credit markets, the cyclical nature of the pulp and paper industry and the secular decline in uncoated freesheet paper, and market dynamics for our products), the impact of competition, operational matters (such as supply chain, human resources and labor relations, and the performance of the Corporation’s operating facilities), regulatory matters (such as those relating to anti-trust laws, the environment, and workplace health and safety), and governmental policies.

Our Board committees assist the Board in fulfilling its risk oversight responsibilities in certain areas of risk, including the following: the Audit Committee has primary oversight over the Corporation’s enterprise risk management process and cybersecurity strategies, as well as primary oversight responsibility to review and approve financial statements, financial disclosures and internal controls and procedures; the Human Resources Committee has responsibilities related to succession planning risks and the business risk implications of our compensation policies and programs; the Nominating and Corporate Governance Committee is responsible for addressing questions and risks related to Board organization, membership and corporate governance and compliance; the Environmental, Health, Safety and Sustainability Committee reviews operational risk issues related to environmental protection, occupational health and safety and sustainability; and our Finance Committee reviews the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, the Corporation’s risks related to capital structure, financing, insurance and pension. Our Board committees fulfill these duties through their regularly scheduled and special meetings with members of management (and other parties as

2015 PROXY STATEMENT

appropriate) responsible for specific areas of risk, including in the case of the Audit Committee, the internal auditors and the independent auditors, and the committees regularly report back to the Board.

Our Board and our Audit Committee work closely with management to oversee the Corporation’s Enterprise Risk Management (ERM) process, and to identify and prioritize key risks faced by the Corporation. As part of its ongoing risk oversight duties, the Board adopted the Corporation’s Enterprise Risk Management Governance Policy that establishes the fundamental principles of risk accountability and risk management as integral parts of our enterprise culture and day-to-day business activities. In addition, the Board performs detailed periodic reviews of key identified risks as part of its regular meeting agenda. It is the policy of the Corporation to pursue the opportunities to achieve its strategic, business and operational objectives in a manner that involves an acceptable level of risk.

The Board has also formally adopted the Corporation’s Compliance Program centralizing in a single source of reference a program statement and a framework for oversight of key compliance policies covering the various areas of the Corporation’s activities, reflecting best practices in the context of the Corporation’s particular circumstances and needs. The Program requires the Board of Directors, management and employees to act in a consistently ethical and legal manner and, as a consequence, to minimize the risk that conduct by employees will provide the basis for legal actions, civil penalties or criminal sanctions against them or the Corporation, or damage the Corporation’s reputation, and takes into account the principles and criteria developed by the U.S. Federal Sentencing Guidelines for the implementation of effective compliance and ethics programs. The Compliance Program is integrated with the Corporation’s ERM program.

Risk Assessment of Compensation Programs, Policies and Practices

The Corporation has conducted an assessment of its compensation programs, policies and practices for all employees, including the Named Executive Officers, relative to risk to determine whether they create a reasonable likelihood of a material adverse effect on the Corporation. Based on this assessment, which also considered the control environment and approval processes in place, the Corporation concluded that its compensation programs, policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Corporation. The Corporation’s findings were reported to, and discussed by, the Human Resources Committee.

Director Independence and Other Determinations

Pursuant to the Corporation’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2015. During annual reviews, the Board considers any transactions and relationships between each director or any member of his or her immediate family and the Corporation and its subsidiaries and affiliates. The Board also examines any transactions and relationships between directors or their affiliates and members of the Corporation’s senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions were inconsistent with a determination that a director is independent.

The Board, upon recommendation by the NCGC, has affirmatively determined that each of our directors, other than Mr. John D. Williams, who is the President and Chief Executive Officer of the Corporation, has no material relationship with us, and is independent under the independence requirements of the listing standards of the NYSE and TSX, the Corporation’s Corporate Governance Guidelines, and our Director Independence Standards that are available on the Corporation’s website at

http://www.domtar.com/files/corporate/4.Domtar_Director_Independence_Standards_October_30_2013.pdf.

In addition, the Board, upon recommendation of the NCGC, considered and affirmatively determined that Ms. Alvarez and Messrs. Apple, Illingworth and Maffucci meet the independence requirements of the SEC and the NYSE rules for Audit Committee members, and that the members of the Human Resources Committee, Ms. Strobel, and Messrs. Apple, Gignac, Pilla and Turcotte, meet the independence requirements of the NYSE rules for compensation committee members.

Board, Committee, and Individual Director Evaluation Process

The evaluation process is performed on an annual basis and is comprised of: a) Board and committee evaluations that require directors, as well as senior management, to focus on the functioning of the Board and committees as a whole, including topics such as Board and committee priorities, areas for improvement, fulfilment of their respective responsibilities, composition and mix of skills, structure and organization of meetings, level and quality of interaction with management, etc. and b) individual director evaluations conducted by the Chairman of the Board in one-on-one meetings with each director covering a wide range of topics that include Board priorities and processes, as well as individual effectiveness and contribution. The findings are discussed at the February meetings of the NCGC and the Board, and matters that have been identified as requiring a follow-up are dealt with accordingly.

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Code of Business Conduct and Ethics

The Corporation has adopted a Code of Business Conduct and Ethics which is applicable to all employees of the Corporation, including members of the Board, the principal executive officer, the principal financial officer and the principal accounting officer, and which is available on the Corporation’s website at www.domtar.com. Employees are required to complete annually a mandatory on-line training program that includes a certification attesting of their adherence to the Code. Copies of the Code will be provided without charge to any stockholder who requests it in writing.

Related Person Transaction Policy

Our Board has also adopted written Procedures for Review of Related Person Transactions. These procedures cover transactions in which the Corporation or any subsidiary was or is to be a participant, the amount exceeds $120,000, and a “related person”, as defined in Item 404(a) of Regulation S-K, has or will have a direct or indirect material interest. Each director, director nominee and executive officer of the Corporation must notify the Vice-President, Corporate Law and Secretary in writing of any such related person transaction. The Vice-President, Corporate Law and Secretary provides a copy of the notice to the Audit Committee, which reviews such transaction and approves it if the Audit Committee determines the transaction is fair and reasonable to the Corporation and consistent with the Corporation’s best interest. No such transaction took place in 2014.

Stockholder Communications with the Board

Stockholders and other interested parties who wish to contact the Chairman of the Board, our non-management directors as a group or any committee chairperson may send written correspondence, in care of the Vice-President, Corporate Law and Secretary, to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal (Quebec) Canada, H3A 1L6. The procedures for the submission of such communications, including any complaints or concerns regarding accounting issues or other compliance matters, are contained in our Policy on Communications, which is available on the Corporation’s website at www.domtar.com.

Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the Office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications will be distributed to the director, or group of directors, to whom they are addressed. Other correspondence received by the Corporation that is addressed to one or more directors, such as subscription offers, conference invitations, media inquiries and requests for contributions, will be directed to the Office of the Secretary and treated according to our Policy on Communications.

Board Attendance at Stockholder Meetings

The Corporation expects its directors to attend the annual meeting of stockholders.

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COMPENSATION DISCUSSION

AND ANALYSIS (“CD&A”)

Letter to Stockholders

Dear Fellow Stockholders:

On behalf of our colleagues on your Board of Directors, we are writing this letter to thank you for your investment in Domtar and to provide you with a description of the actions that we have taken in the past year to listen and respond to your concerns and comments.

We begin with a reminder of the strategic journey that Domtar is on in the transformation of our company from papermaker to fiber innovator. 2014 was another important step on that journey as we continued to gain pace through acquisitions, strategic investments in manufacturing capacity, and the repurposing of existing assets.

During 2014, we completed the acquisition of Laboratorios Indas, S.A.U (“Indas”), Spain’s largest manufacturer and marketer of branded adult incontinence products, and we executed on our expansion plans in Personal Care with the ramp-up of five newly installed machines at three of our facilities. We also advanced our Research & Development capabilities, launching a number of new products and further developing a pipeline of product innovations.

Since 2011, we have completed five acquisitions in Personal Care, built an experienced leadership team for the division, and invested in manufacturing capacity to drive organic growth. The benefits of these investments in facilities and talent are beginning to show as Domtar’s transformation gains pace.

Our journey also includes making sure that we have the right mix of experience and expertise in the boardroom. Over the past four years, we welcomed five new Board members who bring first-hand knowledge in areas such as international consumer products, healthcare and medical products, retail, branding and European markets.

2014 Performance

In 2014 our net earnings amounted to $431 million ($6.64 per share on a diluted basis) and EBITDA before items1 and free cash flow1 amounted to $765 million and $398 million, respectively. In April 2014, we announced a 36% increase to our regular quarterly dividend and as of December 31, 2014 we had repurchased 27% of our outstanding share float since inception of the share buyback program, while maintaining a strong financial position. Although our results improved year over year, largely due to our acquisition of Indas and to better pricing in our Pulp and Paper division, our EBITDA before items, which represents 60% of our annual incentive plan (“AIP”) performance measures, fell short of our target of $835 million but was $107 million ahead of 2013.

2014 Engagement and Outreach

At the 2014 Annual Meeting of Stockholders, approximately 77% of the advisory votes cast supported the executive compensation program. While this result reflected continued support of our executive compensation program, it was less than the level of support received in 2012 and 2013. Our Board of Directors and Human Resources Committee give considerable weight to this annual assessment of stockholder sentiment regarding executive compensation. The 2014 result prompted the Chairman of the Board and the Chair of the Human Resources Committee, along with senior executives of the company, to reach out to certain institutional stockholders, as well as large proxy advisory firms.

While the outreach provided varying views on our executive compensation program, the following changes address the key recommendations offered for serving the interests of stockholders by better aligning executive compensation with our performance in executing our transitional strategy from papermaker to fiber innovator:

•	Compensation Changes for 2015 and beyond:

¡	Increased AIP alignment on profitability measures

➢	Increased the Pulp Productivity weighting from 10% to 20%, and decreased the Health & Safety metric from 20% to 10%

[1]	EBITDA before items (earnings before interest, taxes, depreciation and amortization) and Free Cash Flow are non-GAAP financial measure. Please refer to the Reconciliation of Non-GAAP Measures on page 61 of this Proxy Statement.

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¡	Increased AIP alignment on divisional performance for division executives

➢	80% of the AIP target for division executives will be based on their respective divisional performance

¡	Increased weighting of full value awards in long-term incentive plan (“LTIP”) mix

➢

Performance Share Units (“PSUs”) weighting increased from 50% to 60%, and Restricted Stock Units (“RSUs”) weighting increased from 25% to 30%, to strengthen the pay and performance link, and align with stockholders’ interest

➢	Stock Options weighting decreased from 25% to 10%

¡	Simplified PSU metrics

➢

Removed the New Business EBITDA metric and reallocated the weighting among the two other metrics (Absolute Return on Invested Capital (“ROIC”) and Relative Total Shareholder Return (“TSR”), to simplify our performance assessment process

2014 CEO Compensation

With respect to our CEO’s compensation, the only structural change in 2014 was an increase to his target LTIP to 265% of base salary, up from 250%. After reviewing Domtar’s 2014 performance and the results of our AIP scorecard, the Board awarded an AIP payout of 85.29% of target (or $1.2 million), resulting in total cash compensation of $2.4 million for the year.

To illustrate the real effect of our executive compensation plans as they relate to the performance of the Company, we have elected to include a realizable pay analysis on pages 25 and 26 to provide an enhanced perspective to the amounts reported in the Summary Compensation Table. We believe that this analysis serves to reflect our ongoing commitment to pay-for-performance. As can be seen from this analysis, while our CEO target pay in 2014 was $5.97 million, his realizable pay at the end of 2014 was $4.13 million. This decrease can be mainly explained by Domtar’s negative TSR (-12%) during 2014.

Commitment to our Long-Term Strategy

As Domtar continues its strategic transformation to a more sustainable growth model, we are confident that the changes to our compensation structure further strengthen our executive compensation program’s alignment with sustainable shareholder value creation. We remain committed to improving our executive compensation program, and we will continue to review our practices and monitor emerging best practices.

We value your support, and we encourage you to consult our 2015 Compensation Discussion and Analysis and cast your “say on pay” vote at the upcoming Annual Meeting. If you have any questions or comments on our compensation programs, we invite you to write to us, c/o Domtar Corporate Secretary, at the following email address: razvan.theodoru@domtar.com

Sincerely,

Robert J. Steacy,	Pamela B. Strobel,
Chairman of the Board	Chair of the Human Resources Committee

Business Transformation Strategy

The compensation programs at Domtar have been crafted in the context of the business transformation that our company is undergoing. As our stockholders know, the core business of Domtar has been the manufacturing of pulp and paper products. While historically this business produced positive revenue and earnings growth for our stockholders, today the uncoated freesheet paper business is in secular decline. In response to this reality, our company has embarked on a strategic transformation that builds upon our expertise in creating fiber-based products by expanding into the new and growing market segment. Our business transformation is still underway, but our financial results are nevertheless starting to show the benefits of investments we are making in our facilities, in our people, and in our future. We are committed to transforming the business by targeting and deploying capital into higher growth opportunities while continuing to return cash to stockholders. We are building on our strengths to generate more stable cash flows by seeking opportunities that will bring growth, while being accretive to stockholders over time by leveraging our assets and skills, and through acquisitions. We are

2015 PROXY STATEMENT

focused on optimizing and expanding our operations in markets with positive demand dynamics by the repurposing of assets, investments to grow organically, and strategic acquisitions. Our goal is to reach $300 to $500 million of annual EBITDA from growth business streams, including but not limited to Personal Care.

Our leaders are instrumental in the success of this ongoing business transformation, and, through our compensation programs, Domtar is poised to attract, retain and motivate its leadership to continue to focus on its core pulp and paper production while growing its personal care business. Our ongoing transformation is presenting unique opportunities and challenges and we believe that our executive compensation program appropriately ties the compensation earned by our executives to the performance of the company.

2014 Business Highlights

Our manufactured paper shipments decreased 3.5% compared to prior year as demand for uncoated freesheet in North America continued to experience secular decline in 2014 while our pulp shipments decreased 3.7% primarily due to severe weather which impacted productivity in the first quarter. Nonetheless, our financial performance improved in the Pulp and Paper segment compared to 2013 driven by better pulp and paper pricing.

We continued to execute on our expansion plans in the Personal Care segment, with the purchase of Indas. Since 2011, we have completed five acquisitions, and we built a divisional leadership group and invested $221 million in the Personal Care Division which included spending on organic growth capacity.

Our net earnings amounted to $431 million ($6.64 per share on a diluted basis) and cash flow provided from operating activities amounted to $634 million for 2014. In addition, EBITDA before items1 and free cash flow1 amounted to $765 million and $398 million, respectively, while net debt-to-total capitalization ratio1 stood at 29% at December 31, 2014.

Our 2014 accomplishments include:

Continued execution on capital expansion plans, and further investing in R&D capabilities and talent to support the Personal Care segment growth:

•	Successfully completed the installation of new production capacity with the ramp-up of five newly-installed machines at three of our facilities;

•	Developed an innovation pipeline and launched a number of new products; and

•	Made significant progress in building our leadership team, by adding talent and experience in critical roles, including Sales & Marketing, R&D, IT, Safety and Operations leadership.

Driving maximum value from our assets:

•

Announced a $160 million project to convert a paper machine at our Ashdown, Arkansas mill to a fluff pulp line to further strengthen our leading position as an effective producer of high quality fluff pulp;

•	Completed the commissioning of the WE Energy biomass boiler project at our Rothschild, Wisconsin mill;

•	Completed the Espanola, Ontario mill softwood streamlining project to further transition out of market hardwood pulp to softwood pulp and improve our overall market pulp mix; and

•	Successfully completed the conversion of a coal boiler to natural gas at our Nekoosa, Wisconsin mill, a project aimed at reducing air emissions and production costs.

Improved Efficiency:

•	Improved the alignment and effectiveness of Domtar’s corporate, and Pulp & Paper and Personal Care divisional resources to:

¡	Best leverage the capabilities and value of each function;

¡	Serve the needs of the operating businesses while ensuring appropriate governance to minimize risk and maximize the overall return to Domtar and its stockholders; and

¡	More accurately account for the costs of services within the operating divisions and provide greater visibility to the value of such services.

[1]	EBITDA before items (earnings before interest, taxes, depreciation and amortization) and Free Cash Flow are non-GAAP financial measure. Please refer to the Reconciliation of Non-GAAP Measures on page 61 of this Proxy Statement.

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Developments on capital allocation:

•	We announced a 36% increase to our regular quarterly dividend from $0.275 to $0.375 and we repurchased 997,000 shares or 1.5% of our outstanding float; and

•	Announced a 2-for-1 split of our common stock

Results of Stockholder Say-on-Pay Advisory Vote and Stockholder Engagement Efforts

At the annual meeting of stockholders held on April 30, 2014, approximately 77% of the votes cast with respect to the “say-on-pay” proposal approved the compensation of our named executive officers. While this vote result reflects continued stockholder support for our executive compensation program, that support was less than in 2012 and 2013. In response, the Chairman of the Board and the Chair of the Human Resources Committee, along with senior executives of the Corporation, reached out to certain institutional stockholders and large proxy advisory firms.

One shared theme that emerged from these conversations was the importance of elaborating on the various elements of our ongoing business transformation strategy, and how our compensation program is supporting these efforts. Although the 2014 program presented in this CD&A had been designed well before these consultations occurred, and thus could not be adjusted to reflect this feedback, the HRC did consider it carefully in designing our 2015 executive compensation program and in enhancing related executive compensation disclosures. For specific action taken for 2015 see section “2015 Program Changes” on page 27.

The Board and management are committed to ongoing engagement efforts with stockholders and will continue to address their concerns with our executive compensation program.

Philosophy and Goals of Executive Compensation Programs

Our executive compensation program is designed to attract, retain and motivate talented key executives who are critical to Domtar’s success over the long term, consistent with the interests of our stockholders in driving both short and long-term performance of our company. Our program is built around the following principles:

•	Emphasize variable pay: We place greater emphasis and focus on compensation that is linked to company performance, rather than on “fixed” compensation;

•	Pay for performance: Our goal is that the majority of executive compensation is earned only when we achieve our financial, operating and strategic goals; and

•	Align executive interests to stockholder interests: A significant portion of the total compensation opportunity for our senior executives is directly linked to the performance of our stock.

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Summary of our Executive Compensation Practices

The following discussion details the key executive compensation practices that we believe drive performance and are in the interests of our stockholders. It also lists practices we have not adopted because we believe they would not support our goals and are not in our stockholders’ interests.

What We Do		What We Don’t Do

✓	Retain independent compensation advisors engaged by, and reporting directly to, the HRC	× × × × × ×

Give excessive perquisites or other benefits

Approve excise or other tax gross-ups (other than for relocation benefits)

Backdate or reprice stock options

Pay dividends on performance-based stock awards

Recycle shares for stock options and/or stock appreciation rights in stockholder approved incentive plan

Allow short sales, public trading of puts, calls or other derivatives, hedging or significant pledging of our stock by executives or directors

✓	Maintain a pay mix that emphasizes variable and performance-based compensation rather than focusing on “fixed” pay
✓	Use multiple performance measures in both the annual and long-term incentive programs (“LTIP”), to recognize that our success is based on performance across a wide spectrum of financial and operating measures

✓	Benchmark pay based on the size-adjusted median of companies with which we compete for business and for talent, with the ability for actual pay to vary above or below target based on performance
✓	Fully disclose the financial performance drivers used in our incentives, in numeric terms
✓	Periodically assess the relationship between executive pay and company performance, both in absolute terms and relative to peers
✓	Maintain stock ownership guidelines for executives, and require specific holding periods for awards earned
✓	Review tally sheets regularly
✓	Regularly review share utilization levels
✓	Maintain clawback provisions to recoup pay in select circumstances
✓	Consult with key shareholders and proxy advisory firms

Key Compensation Decisions for 2014

The HRC reviews the compensation plans on an ongoing basis to ensure our plans are aligned with the overall strategy of the Corporation and the long-term interests of its stockholders. In light of the business transformation that is underway, our goal is to make sure that the plans provide the right incentives for our key management team and align their interests with those of our stockholders in focusing on earnings growth in all of our business.

2014 Compensation Results

Incentive awards earned by our NEOs based on our business results are summarized below:

Incentive Plan	AIP (NEOs except Mr. Fagan)	AIP (Mr. Fagan)	2012 PSU			2013 PSU	2014 PSU
			Tranche 3	Tranche 4	Total Payout	Tranche 2	Tranche 1
Payout as a % of Target	85.29%	66.95%	27.00%	0%	14.59%	72.50%	41.43%

For additional details please see the “Performance-Based Annual Bonuses” and the “Long-Term Equity Incentives” sections on pages 32 and 34, respectively.

Additional Information on Executive Compensation Program

Compensation Decisions for 2014 – CEO Details

The tables and charts below show target total direct compensation for the CEO and reflect pay decisions made for 2014, as well as the competitive positioning as compared to the size-adjusted median of the proxy peer group as described on page 29.

The HRC increased the target LTIP for Mr. Williams by 6%, resulting in an alignment of his target long-term incentives closer to the market.

2015 PROXY STATEMENT

John D. Williams: CEO – Target Total Direct Compensation

			Change
John D. Williams	2013	2014	Dollars	Percent
Base Salary	$1,213,800	$1,213,800	$0	0%
Annual Incentive Plan
Target % of Base Salary	117%	117%
Target Dollars	$1,420,146	$1,420,146	$0	0%
Actual Payout % of Target	82.40%	85.29%
Actual Payout Dollars	$1,170,200	$1,211,243	$41,043	4%
Long-Term Incentive (LTI) Target
Target % of Base Salary	250%	265%
Target Dollars	$3,034,500	$3,216,570	$182,070	6%
Target Total Direct Compensation	$5,668,446	$5,850,516	$182,070	3%

The following graph shows a comparison of our CEO target total compensation against peers.

CEO – Realizable Pay Analysis

Compensation levels reported in the Summary Compensation Table (“SCT”) on page 43 for each of the Named Executive Officers represent a combination of actual cash compensation paid during the year (base salary plus actual bonuses paid) and equity compensation valued at grant date, assuming targeted performance achieved. The compensation actually realizable, or realized, by the individual may be considerably more or less based on Company operating and stock price performance. While not a substitute for the data provided in the SCT, the information below provides a more meaningful depiction of the actual compensation realizable by our CEO, incorporating both company performance and stock price movement over the last three years.

Domtar Performance and Impact on Variable Pay

In each of the last three years, Realizable Pay is less than Targeted Pay due primarily to a) below target performance in its annual incentive plan, b) below target performance in its long-term performance plan and c) a decrease in stock price over the last three years.

Domtar’s annual incentive plan is based on the achievement of financial and operational results. In each of the last three years the actual bonus realized was below target, ranging from 82% – 85% of target.

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Domtar’s LTIP has consisted of at least 50% PSUs in each of the last three years, and included absolute ROIC and relative TSR metrics. Company performance against these metrics has varied by tranche, but overall has resulted in below target earning of PSUs to date.

•	Relative TSR performance: Below threshold for each completed performance tranche resulting in the banking or earning of zero shares.

•	Absolute ROIC performance: Varied by tranche, but averaged below target earning levels across the three grants.

Stock price performance has also impacted the LTI awards granted over the last three years, including not only the PSUs, but also the stock option and restricted stock unit grants.

•	Stock price growth since date of grant: Modest to no increase for each of the three awards.

•	2014 stock options were underwater as of December 31, 2014.

The table below outlines the realized and realizable compensation for the CEO for the last three years in contrast to the targeted values for each of the three years. This table illustrates the pay-for-performance nature of our executive compensation program. As can be seen from this analysis, our CEO realizable pay was lower than target pay for each of the last 3 years (-34%, -12% and -31% respectively), while our TSR for these three periods were 4%, 2% and -12% respectively, highlighting the pay-for-performance alignment in our executive compensation program.

CEO Targeted Pay Vs. Realizable Pay1

(1)	Realizable pay consists of the summation of (a) base salary paid during the year; (b) actual bonus received for the respective year of performance; (c) intrinsic value of in-the-money stock options (based on a stock price of $40.22, which was the closing price of company stock on December 31, 2014); (d) Restricted Stock Units based on the closing stock price as of December 31, 2014; and (e) Performance Stock Units adjusted for actual performance (where known), or target (if performance is unknown) using the closing stock price as of December 31, 2014.

2015 PROXY STATEMENT

Direct Compensation Mix – at Target

The 2014 target pay mix for our CEO and other NEOs is shown below, and reflects the pay changes made for 2014

The pay mix reflects greater emphasis on variable performance-based compensation for our CEO than for our other NEOs commensurate with his impact on the Corporation’s overall performance, and the importance the Committee places on achieving the Corporation’s strategic transformation goals.

2015 Program Changes

As described in the letter to our stockholders from our Chairman of the Board, Robert J. Steacy and our Chair of the Human Resources Committee, Pamela B. Strobel, we have approved several changes to our executive compensation program to be effective in 2015. These changes were made after considering the feedback received from our stockholders and the proxy advisory firms during the engagement we conducted over the summer and fall, as well as goals we believe our program should emphasize to better support our transformation strategy and operational objectives.

The goals of the changes we made to our executive compensation program were two-fold: to enhance the overall performance alignment of the program, with a focus on profitability, and to simplify the program to more clearly align it with our strategy. The key changes for 2015 include the following:

•

Allocating a greater portion of the awards under our long-term incentive component to our PSU program that rewards longer-term performance results. To do so, we increased the weighting of PSUs from 50% to 60%. At the same time, we decreased the emphasis on stock options in our program, and slightly increased the role of restricted stock units. While some of our stockholders do not like the use of stock options, we have continued to grant stock options because we believe they are an appropriate incentive vehicle in our overall LTIP program;

•

Simplifying our long-term incentive program to reflect that our growth objectives are company-wide rather than limited to the Personal Care business by focusing on ROIC and TSR as measures of overall return to stockholders. As a result, the New Business EBITDA metric will not be a component of the 2015 long-term incentive program;

•

Further emphasizing the contribution to our profitability that derives from productivity improvements by increasing the weighting on Pulp Productivity in our annual plan from 10% to 20%, with a corresponding decrease in the weighting of the Health & Safety metric. The reduction in the weighting of Health & Safety does not diminish the importance the company places on the safety of its employees. Rather, this is a reflection of the great strides our workers have made in increasing their safety awareness and the improvements made over the past several years, as reflected by our “best in class” health and safety results. The current emphasis on EBITDA and customer satisfaction measures remain unchanged, at 60% and 10%, respectively;

•	Providing greater line of sight for divisional executives by allocating 80% of their target AIP awards to the performance of their respective divisions.

•

Increasing the required stock ownership level for the CEO from three-times to five-times annual base salary to enhance alignment with market practices. While Mr. Williams has already met and exceeded the previous stock ownership level requirement of three-times annual base salary before the end of the initial five-year accumulation period in 2016, this period was extended to 2018 in order to allow additional time for accumulation to the new level.

2015 PROXY STATEMENT

We believe these changes to our 2015 executive compensation program are responsive to the feedback we received from our stockholders and the proxy advisory firms, and enhance our program’s ability to support our ongoing transformation efforts.

Executive Compensation Decision-Making Process

Process and Participants

Our executive compensation program is the result of continuing interaction between our HRC and Management, as well as input received from independent compensation advisors. The table below lists the primary roles of the key participants in our executive compensation decision-making process:

Process and Participants	Description of Role
Human Resources Committee

•       The HRC and the Board recognize the importance of executive compensation decisions to our stockholders and to our management team. The committee’s efforts on these matters are structured to ensure that sound processes are followed, that sufficient time is provided for deliberation, and that decisions are made in support of our longer-term business strategy and objectives.

Independent Compensation Advisor

•       The HRC has retained Hugessen Consulting Inc. (“Hugessen”) as its independent advisor and has assessed and concluded that Hugessen is independent and free from potential for conflicts of interest as per NYSE listing standards. On behalf of the HRC, Hugessen reviews and comments on management’s recommendations and related materials, conducts independent research, keeps the Chair appraised of any concerns, and participates in meetings as requested by the Chair. Hugessen does not accept any work from management absent express direction from the HRC.

•       Specific areas on which Hugessen consulted with the HRC during 2014 include: review and comment on management’s proposed programs for 2014, proxy statement disclosures, compensation peer group, benchmarking results for senior executives and resulting compensation recommendations, CEO compensation, performance measures, potential program changes for 2015, shareholder engagement efforts, and regulatory and stockholder perspectives on pay and performance.

CEO Performance and Pay Evaluations

•       The HRC has developed a structured and thorough process for assessing the CEO’s performance and pay. Relevant pay and performance data are provided to the HRC by Management, and reviewed and augmented by Hugessen as the HRC considers necessary. After the Board and HRC Chairs review the CEO’s self-assessment of his and the Corporation’s performance with the other independent directors for their input and evaluation, and consider any supporting market and performance data, the HRC makes its pay decisions and reports them to the Board. The Board and HRC Chairs then provide performance feedback to the CEO, and communicate any resulting compensation actions.

Management

•       The CEO provides input to the HRC on several aspects of executive and Corporation performance, including overall goals and results achieved as well as performance and pay for members of the Management Committee. In 2014, the Senior Vice President, Human Resources, regularly attended HRC meetings, and provided support regarding recommendations presented to the HRC for approval. Management retains Meridian Compensation Partners, LLC as its consultant, to provide general advice and counsel on various executive compensation matters. The HRC also assessed Meridian’s independence, and concluded that Meridian was independent and free from potential conflicts of interest.

Benchmarking

Use of Market Data

We use compensation market data as a reference for understanding the competitive pay positioning of each pay element and total compensation. Our HRC does not seek to manage total compensation of our executive officers within a prescribed competitive position or percentile of the comparator group or compensation market data. Instead, in exercising its judgment about compensation decisions, our HRC reviews compensation for each executive officer in relation to a range of market data (e.g., median, 25th percentile, 75th percentile, etc.) and considers this, along with internal and other external factors, in making executive pay decisions.

2015 PROXY STATEMENT

Peer Group

Our approach to executive pay benchmarking focuses on companies that reflect our industry, our size, and our ongoing business challenges. We take a “North American” approach to benchmarking executive pay, and used the following two groups to make pay decisions in February 2014:

Company	2012 Revenue (in millions)	Proxy Group	Aon Hewitt Group
ACCO Brands Corporation	$1,759		X
Avery Dennison Corporation	$6,036		X
Ball Corporation	$8,736	X	X
Bemis Co. Inc.	$5,139	X
Boise Cascade LLC	$2,779		X
Boise Inc.	$2,555	X	X
Canfor Corporation	$2,714	X	X
Cascades Inc.	$3,645	X
Crown Holdings	$8,470	X
Graphic Packaging Corporation	$4,337	X	X
Greif Inc.	$4,270	X
International Paper Company	$27,833	X	X
Kimberly-Clark Corporation	$21,063	X	X
MeadWestvaco Corporation	$5,459	X	X
New Page Corporation	$3,100		X
Owens-Illinois Inc.	$7,000	X	X
Packaging Corporation of America	$2,844	X	X
Rayonier Inc.	$1,571		X
Rock-Tenn Company	$9,208	X
Sealed Air Corporation	$7,648	X
Silgan Holdings	$3,588	X
Sonoco Products Company	$4,786	X	X
Tupperware Corporation	$2,584		X
West Fraser Timber Co.	$3,000	X	X
Weyerhaeuser Company	$7,059	X	X
Median Revenue		$ 5,139	$ 3,719
Domtar Revenue		$ 5,482	$ 5,482

•

A “proxy” peer group that includes 19 companies in the paper & forest products and containers & packaging industries. Revenues generally range from 1/2x to 2x our revenues, but key larger industry competitors also are included. This peer group is used as the primary market reference for CEO and CFO pay comparisons, as well as for incentive plan design review.

•

We also use a separate peer group of companies who participate in Aon Hewitt’s executive pay database due to the lack of a sufficient sample size for functional comparisons for our other executive positions. This “Aon Hewitt” group includes 18 companies in the paper and forest products, packaging, consumer nondurables, and other related manufacturing industries.

We believe there is appropriate consistency between the two peer groups, as approximately two-thirds of the companies in the proxy group overlap with those in the Aon Hewitt group.

2015 PROXY STATEMENT

To normalize for differences in company size, market median pay levels for our executives were determined for each component of pay and for total pay on a size-adjusted basis, using regression analysis based on revenues. In the benchmarking analysis used to make pay decisions in early 2014, the median revenues of the proxy group and the Aon Hewitt group were $5.1 and $3.7 billion, respectively.

Our HRC, with the advice of its independent compensation advisor and recommendations of our CEO and our Senior Vice-President, Human Resources, reviews and approves the composition of our comparator group annually. Our HRC believes that the use of the current comparator group and selection criteria provided useful compensation benchmark information as a result of a close fit between Domtar and the comparator group companies in terms of the industry and performance profile.

Use of Tally Sheets

Our HRC regularly reviews tally sheets for each of the NEOs and the other members of our Management Committee that provide a comprehensive view of target, actual and contingent executive compensation payouts under a variety of termination and performance scenarios. The tally sheets are intended to facilitate the HRC’s understanding of the nature and amounts of total compensation under our executive compensation program and to assist the HRC in their overall evaluation of our program.

2015 PROXY STATEMENT

Details of Executive Compensation Program

NEOs

For 2014, our NEOs are:

John D. Williams	President and Chief Executive Officer (CEO)

Daniel Buron	Senior Vice-President and Chief Financial Officer (CFO)

Michael Fagan	President, Personal Care Division (President, Personal Care)*

Michael D. Garcia	President, Pulp and Paper Division (President, Pulp & Paper)

Richard L. Thomas	Senior Vice-President, Sales and Marketing, Pulp and Paper Division (SVP, Sales & Marketing)

*	new title effective as of the date of publication of this Proxy Statement.

Components of Executive Compensation

The principal components of our ongoing compensation program for our NEOs, and their primary purposes, are detailed below:

Component	Purpose
Base salaries	Deliver a competitive level of fixed cash pay intended to reflect the primary duties of the role
Annual cash bonuses	Offer an opportunity to earn additional pay based on achieving predetermined performance goals pursuant to our Annual Incentive Plan (“AIP”)
Long-term equity incentives	Align executives’ interests with stockholders through equity-based incentive vehicles pursuant to our Omnibus Incentive Plan
Retirement and other health/welfare benefits	Provide assistance with executive retirement needs, and security in case of possible illness, disability, or loss of life
Perquisites	Limited business-related benefits are provided to ensure flexibility and efficiency
Severance and Change-in-Control provisions	Provide protection against termination of employment for reasons beyond the executives’ control

The following paragraphs describe our approach to each component in greater detail.

Base Salaries

Every year, the HRC considers whether to grant merit increases and/or market-based adjustments to our executives. Such increases are not always made annually, but rather are made periodically after the HRC considers several factors:

•	Competitive market pay levels derived from our benchmarking analyses;

•	The executive’s performance throughout the year, and whether his or her duties changed during the year; and

•	The overall economic climate, and the Corporation’s performance.

Base salaries in 2014 for our active NEOs were therefore as follows:

Name	Position	2013		2014		% Change
John D. Williams	President and CEO	$1,213,800		$1,213,800		0%
Daniel Buron	CFO	$545,900	*	$562,300	*	3%
Michael Fagan	President, Personal Care	$488,448		$488,448		0%
Michael D. Garcia	President, Pulp & Paper	N/A		$625,000	**	N	/A
Richard L. Thomas	SVP, Sales & Marketing	$453,097		$466,700		3%

*	Mr. Buron’s amounts are in Canadian dollars.
**	Mr. Garcia commenced employment May 1, 2014, the amount above reflects his annualized base salary.

2015 PROXY STATEMENT

Performance-Based Annual Bonuses

Annual cash incentives focus our executive officers on achieving specific annual financial and operating results. Our Annual Incentive Plan plays a key role in ensuring that our total cash compensation opportunity remains competitive.

Target awards. Each NEO has a target bonus award for the plan year, expressed as a percentage of the actual base salary paid to the NEO during that year. For 2014, short-term incentive targets were as follows:

Name	Position	Target as Percent of Salary
John D. Williams	President and CEO	117%
Daniel Buron	CFO	89%
Michael Fagan	President, Personal Care	89%
Michael D. Garcia	President, Pulp & Paper	89%
Richard L. Thomas	SVP, Sales & Marketing	89%

Based on performance, actual awards earned can vary as a percent of target from below threshold of 0% (if performance is below threshold for all measures) to a maximum of 200%. Achieving results at the threshold performance for any measure will result in a payout equal to 30% of the target award allocated to that measure. Between performance levels, award payouts will be interpolated on a straight-line basis. No bonuses are payable to our NEOs under the AIP unless we achieve a minimum EBITDA performance level. If that level is achieved, we then allocate up to 200% of the target bonus amount based on achievement of our fixed and floating measures.

Corporate performance measures. The corporate AIP measures results for “Key Performance Indicators” (“KPIs”) that we view as critical to positioning our business for the future. Corporate AIP performance measures are categorized as Fixed or Floating. The Fixed measure categories of EBITDA and Health and Safety remain constant from year to year. The Floating or variable measures change periodically based on the more immediate business challenges we expect for a particular year. These metrics apply to all of our NEOs, except Mr. Fagan (whose AIP measures are described below).

Fixed Measures

EBITDA. We view EBITDA as a leading indicator of our ability to successfully manage our business. This measure is defined as earnings before interest, taxes, depreciation and amortization, and excluding certain one-time or nonrecurring costs as further described in our AIP.

Health and Safety. Providing a safe working environment for our employees is critical to our business and directly correlated with efficient operations and manufacturing excellence. This measure focuses on the degree to which we reduce the number of occurrences that must be reported to Occupational Safety and Health Agency (“OSHA”).

Floating Measures

Customer Service and Quality (“SQ”) Index. We developed this measure to focus on the service and quality experience of distinct segments of our customer base. It includes four metrics that measure the number and cost of claims per ton of paper sold, on-time order completion, and in-stock status of online orders.

Pulp Productivity. Increasing our productivity levels is an indicator of the efficiency with which we deploy our assets. This item measures productivity at our pulp and integrated mills relative to the prior year’s performance.

Corporate measures and weightings remained the same as in 2013. The measures and weightings for 2014 are indicated below.

2015 PROXY STATEMENT

Corporate/Personal Care Division performance measures. The measures for Mr. Fagan’s annual cash incentive bonus are based on a combination of corporate and division performance, and are weighted as shown below.

Performance goals and results achieved. The following charts present each KPI, its weighting, the performance goals established at the beginning of 2014, results achieved for each measure, and the related payout earned as a percent of the target award. Our HRC, in exercising its judgment regarding the appropriate level of threshold, target and maximum goals for the 2014 performance measures, considered a number of factors that included the following (without any specific weighting):

•	Historical results for the performance measure;

•	Internally forecasted results for the performance measure as determined through our annual budgeting process;

•	External expectations for the performance measure; and

•	Expected degree of difficulty and likelihood of achieving the minimum, target and maximum goals.

Corporate AIP Component	Weight	Actual	Threshold	Target	Maximum	Payout as % of Target
EBITDA	60%	$780M	$717M	$835M	$953M	67.37%
Health and Safety	20%	0.96	1.06	0.98	0.92	138.56%
Customer SQ Index
• Cost of quality per ton	4.0%
¡ Business Papers	1.0%	$0.09	$0.08	$0.07	$0.06	0.00%
¡ Converting Papers	1.0%	$1.30	$1.45	$1.32	$1.25	128.57%
¡ Printing & Publishing Papers	1.0%	$0.89	$1.28	$1.17	$1.11	200.00%
¡ Technical & Specialty Papers	1.0%	$1.53	$1.34	$1.22	$1.16	0.00%
• Number of claims per 1,000 tons	1.0%	0.33	0.42	0.38	0.36	200.00%
• Percentage of orders completed on time	2.5%	95.73%	96.3%	96.7%	96.9%	0.00%
• Percentage of online orders in stock	2.5%	96.97%	96.0%	96.5%	97.0%	194.88%
Pulp Productivity
• Market Mills	5.0%	3,918	4,016	4,130	4,211	0.00%
• Integrated Mills	5.0%	7,433	7,251	7,383	7,517	140.01%
Total	100%
Percentage of Target Award Payable			30%	100%	200%	85.29%

Personal Care Division AIP Participant: Mr. Fagan

Personal Care AIP Component	Weight	Actual	Threshold	Target	Maximum	Payout as % of Target
Corporate EBITDA	40%	$780M	$717M	$835M	$953M	67.37%
Personal Care EBITDA	40%	123M	$146.1M	$162.3M	$178.5M	0.00%
Personal Care Health and Safety	20%	0.78	1.36	1.20	1.04	200.00%
Total	100%
Percentage of Target Award Payable			30%	100%	200%	66.95%

Special Cash Payments. Mr. Fagan received the remaining $500,000 of a special cash retention award in January 2015, which was payable upon his continued employment through December 31, 2014. The special cash retention award was approved by the HRC in December 2012 in conjunction with the company’s 2011 acquisition of Attends. Mr. Fagan was the President and CEO of Attends.

2015 PROXY STATEMENT

In April 2014, the HRC approved a special cash retention bonus to Mr. Thomas, equivalent to one year of base salary ($466,700), payable in May 2015 provided Mr. Thomas remains employed with the corporation until May 1, 2015. The retention bonus is to retain Mr. Thomas with the company during its transition to a divisional structure and to provide support to Mr. Garcia, in his role as President, Pulp and Paper Division.

The following chart details the target and actual incentive awards earned by our NEOs for 2014, which were paid out solely in cash.

*	amounts are in Canadian dollars

Long-Term Equity Incentives

Our long-term equity incentives are designed to achieve the following objectives:

•	Reward the achievement of long-term business objectives that benefit our stockholders;

•	Align the interests of our executives with those of stockholders; and

•	Retain a successful and proven management team.

At the outset of each year, the HRC carefully considers our program structure in light of the current status of our business. Program changes that occur from time to time are approved because the HRC believes they will enhance our program’s ability to support our business strategy and better align with our ongoing transformation challenges (as described earlier). Given this, any design changes described in the following section should be considered in light of the previous discussion about our business goals and transformation strategy, rather than in isolation.

Award mix. In 2014, the HRC did not make any changes to the award mix. Domtar’s long-term incentive program for senior executives for 2014, in accordance with our Omnibus Incentive Plan, used a portfolio approach as shown below.

*	“Banked” means a book entry that is made at the end of each measurement period if the established performance criteria for the PSUs are met.

2015 PROXY STATEMENT

Approximately 300 of our managers participated in our equity compensation program in 2014. The grants awarded to vice-presidents were made in the same format as those for our NEOs. The grants awarded to other managers were generally comprised of restricted stock units and performance share units in a proportion of 35% and 65%, respectively.

Overall target awards. Target long-term equity values for 2014 awards of PSUs, RSUs and stock options to our NEOs are shown in the following chart. As previously noted, Messrs. Williams and Fagan received increases in their target equity awards in 2014. The target LTIP percentage for all other NEOs remained unchanged.

		Target Equity Award as a % of Base Salary
	Position	2013		2014	% Change
John D. Williams	President and CEO	250%		265%	6%
Daniel Buron	CFO	140%		140%	0%
Michael Fagan	President, Personal Care	90%		105%	17%
Michael D. Garcia	President, Pulp & Paper	N/	A	140%	N/	A
Richard L. Thomas	SVP, Sales & Marketing	113%		113%	0%

We generally grant equity awards annually in February to all eligible employees, subsequent to review and approval by the HRC. On occasion, based on market information and/or transactions that are in progress, we may be required to delay equity grants.

In light of his employment commencing in May 2014, Mr. Garcia received a regular LTI award in 2014. Also, Mr. Garcia received a special one-time $840,000 RSU grant to induce him to join the Corporation and primarily to offset forfeited compensation from his previous employer.

Once we have determined the target value of a recipient’s long-term incentive awards and the proportion to be represented by RSUs, PSUs and stock options, we establish the specific number of shares or options to be granted subject to each type of award. For RSUs and PSUs, we do this by dividing the target value of the grant by the closing price of a share of our common stock on the date of the HRC meeting at which the grants were approved. We establish the number of options to be granted by dividing the target value of the grant by the product of the closing price of a share of our common stock on the date of the HRC meeting and the Black-Scholes ratio described under Stock Options below.

Additional information regarding the terms of our PSU, RSU and stock option awards is provided in the narrative accompanying the Grants of Plan-Based Awards Table. The following paragraphs provide summary descriptions of each program.

Stock Options. Our NEOs were granted, in 2014, stock options having a grant date fair value equal to 25% of their long-term target compensation opportunity. The accounting value of the option grants was determined on the basis of a Black-Scholes option pricing model using a valuation ratio of 21%.

Stock options awarded in 2014 have an exercise price equal to the fair market value on the date of grant and will vest in three equal annual installments on the first three anniversaries of the grant date. Once vested, the options will be exercisable at any time prior to the seventh anniversary of the grant date. Vesting of the stock options is generally conditional on being employed by the Corporation at the time of vesting.

Tenure-Based Restricted Stock Units. RSUs awarded annually to our NEOs will “cliff” vest three years after grant, and will be settled in shares of common stock on the vesting date. Overlapping three-year RSUs with cliff vesting are expected to provide a sustained and meaningful incentive alignment with stockholders and help retain our key contributors through our sometimes volatile business cycles. Mr. Garcia’s special one-time RSU award is subject to the same three-year cliff vesting schedule.

Dividend equivalents in the form of additional RSUs are credited to the participant’s account each time a dividend is paid on the Corporation’s common stock. Such additional RSUs vest and will be settled in the same manner as the RSUs to which they relate.

Performance-based Share units and Award Determination. PSUs, awarded annually, represent the right to earn a higher or lower number of targeted shares if specified performance goals are attained over a three-year period. PSUs link a significant portion of pay to long-term performance and are weighted more heavily for that reason. Performance is measured separately for each of the three years in the period, as well as on a cumulative basis. Awards earned by our NEOs are settled in shares of Domtar common stock.

2015 PROXY STATEMENT

Performance measures for the PSUs include relative Total Stockholder Return (“TSR”), absolute Return on Invested Capital (“ROIC”) for our overall business and EBITDA from our new business, which refers to EBITDA in our Personal Care division (“New Business EBITDA”). This last measure was introduced in 2013 and emphasizes the strategic importance of achieving earnings growth from new businesses. It is weighted equally with the existing TSR and ROIC metrics, with each at 33 1/3% as illustrated below.

These three measures in combination are viewed as solid indicators of the degree to which we create value for our stockholders.

At the beginning of the three-year cycle, goals for ROIC and TSR were set for each single year during the three-year measurement period, as well as on a cumulative basis for the entire three-year period. Each measurement period is weighted equally, as shown below. For the New Business EBITDA, the goal was set at the beginning of the three-year cycle and was based on targeted 2016 performance.

PSU Performance Periods. The graphs below illustrate how the performance measures apply to PSUs granted in the past three years.

No PSU awards will be earned when performance is below what is deemed to be performance threshold. Awards earned can range from 50% to 200% of target based on performance levels achieved. PSUs earned for the performance periods will vest in full at the end of the entire three-year period. PSUs awarded to our NEOs in 2014 for performance periods from 2014 through 2016 will mature at the end of 2016 based on performance results achieved. No dividend equivalents are paid on PSUs.

Relative TSR and Peer Group. 33 1/3% of the 2014 PSU award can be earned based on our TSR performance relative to peers. The peer group against which relative TSR will be measured was selected to ensure a close alignment with our business competitors in terms of both product mix and geographic footprint. To allow for possible industry consolidation, the peer group will include the first 12 companies on the list below that remain publicly-traded as determined at the end of each of the four measurement periods:

Relative TSR – List of Potential Peers

1.	International Paper Company
2.	Packaging Corp. of America
3.	SCA*
4.	UPM Kymmene Corporation
5.	Glatfelter Corporation
6.	Stora Enso*
7.	MeadWestvaco Corporation
8.	Sonoco Products Company
9.	Neenah Paper*
10.	Resolute Forest Products*
11.	Verso Paper*
12.	Kimberly Clark*
13.	Sappi Ltd
14.	Kapstone Paper and Packaging Corporation
15.	Rock-Tenn Company
16.	Greif Inc.*
17.	Schweitzer-Mauduit International Inc.

*	indicates new additions to TSR – List of Potential Peers in 2014

2015 PROXY STATEMENT

Due to potential mergers and acquisitions, seven new companies were added to the TSR peer group in 2014 (as noted in the list above) to ensure a minimum of twelve companies will remain available for the relative TSR comparison at the end of the measurement periods. In addition to those changes, Boise Inc. and Buckeye Technologies were removed as they were acquired in 2013, and Clearwater Paper Corporation and Wausau Paper Corporation were also removed to optimize the exposure of each sector: paper, pulp and consumer products.

ROIC. 33 1/3% of the 2014 PSU award may be earned based on the achievement of ROIC for our overall business for each of the performance periods. For this purpose and to better align with industry practice, for the 2014 PSU award, ROIC is defined as:

ROIC =	EBIT x (1 – pre items effective income tax rate) + Equity Earnings
Average Invested Capital*
* Defined as Interest Bearing Debt + Pension amount in other comprehensive income (after tax) + Equity

New Business EBITDA.

A key aspect of our ongoing transformation strategy is to diversify, and grow earnings from newly-acquired businesses in the personal care industry. In 2013, to emphasize the importance of this goal and to further focus our management team on the need to increase the returns on the capital invested in our business, the HRC introduced a forward-looking EBITDA measure in our LTIP for the Personal Care division. Because these goals remain critical, this New Business EBITDA measure was again included in our 2014 design. For the 2015 program, to better reflect the overall company growth strategy, the Personal Care EBITDA metric was removed from the program as the company’s growth objectives are company-wide and not specific to the Personal Care business.

33 1/3% of the PSU award granted in 2014 may therefore be earned based on the achievement of New Business EBITDA, defined as any EBITDA in the Personal Care reporting segment. Results will be measured based on the year ending December 31, 2016 and any awards earned will vest immediately.

We believe the effort to grow EBITDA from our personal care business will take several years to accomplish, as the ability to do so can be somewhat unpredictable given market conditions. Based on this, and to emphasize the longer-term aspect of this element of our transformation strategy, the HRC chose to measure New Business EBITDA only after the end of three years, rather than over each of the next three years.

This is different than how we set goals for and measure Relative TSR and ROIC for PSU purposes. A critical difference between those measures and this one is that we do not disclose our New Business EBITDA goal publicly at the outset of the period. Rather, for competitive reasons, we only disclose it after the end of the relevant measurement period.

When the performance goal for New Business EBITDA for calendar year 2016 was set at the start of 2014, the HRC believed that it would be quite challenging to achieve, and would demand exceptional performance from our management team. We will need to significantly improve our operations cost structure and supply chain efficiencies, increase our sales to fully take advantage of new capacity levels, and accomplish numerous other goals in order to capture the synergies expected from this diversification strategy.

The following tables show the ROIC and TSR goals and the results to date for each of the 2012, 2013 and 2014 PSU grants. All performance periods for the 2012 grant are now complete, with a final payout of awards earned for that grant at 14.59% of target, as shown in the table below. The 2013 and 2014 grants are still in progress; the tables below show the results to date.

2015 PROXY STATEMENT

*	Methodology to calculate Absolute ROIC for the purpose of the 2014 PSU grant was modified to better align with industry practice as described above.

Linear interpolation applies to determine awards earned for results between performance levels of Threshold and Target, and between Target and Maximum.

Awards earned in relation to the TSR and ROIC results are banked until the end of the three-year performance cycle. At that time, awards earned will vest and either be paid out in shares or, if a timely election is made, be deferred into deferred share units (“DSUs”), which pay out in Domtar stock at a later date. The portion of the award linked to the New Business EBITDA metric will be earned and will vest at the end of the three-year performance period based on the New Business EBITDA performance results for 2016.

2015 PROXY STATEMENT

Employee Benefits and Perquisites

As part of a competitive total compensation program, we also offer our executives the ability to participate in customary employee benefit programs as outlined in the table below.

Types of benefits	Underlying rationale for offering these benefits	Description of benefits provided
Retirement benefits	Attract and retain the highest caliber executive talent by: • ensuring our overall compensation is competitive, and • providing our executives with a baseline level of financial security.

Tax-qualified plans:

•      Defined contribution option under the Domtar Pension Plan (Canadian tax-qualified pension plan that covers all Canadian Domtar employees)

•      Mr. Buron participates in this plan.

•      Domtar U.S. Salaried 401(k) plan (tax-qualified defined contribution plan available to all U.S. employees of Domtar)

•      Messrs. Williams, Fagan, Garcia and Thomas participate in this plan.

•      Domtar U.S. Salaried Pension Plan (tax-qualified defined benefit cash balance plan that covers all U.S. Domtar employees hired on or before December 31, 2007)

•      Mr. Thomas participates in this plan.

Supplemental Executive Retirement Plans (“SERPs”) for Canadian and U.S. Executives:

•      Supplemental retirement benefits are provided to certain officers and key employees, under two supplemental retirement plans (DC SERP and DB SERP).

•      The SERP plans were designed to provide a competitive cost-effective retirement benefit over an executive’s career, and to provide consistency in employer-paid retirement plans for executives in Canada and the U.S. (to the degree possible, given differences in tax rules).

•      Mr. Buron is also eligible to receive benefits under the legacy Supplementary Pension Plan for Designated Managers of Domtar Inc. (“DM SERP”) with respect to his service prior to becoming a member of the Management Committee of Domtar Inc. in 2004. This plan was amended in 2013 to better align benefits with market practice. These amendments as well as benefits under SERP plans and other arrangements are more fully described in the narrative accompanying the Pension Benefits Table that appears later in this proxy statement.

Health and Welfare Benefits	• Offer a competitive package • Provide benefits that will enable our executives to more fully focus on the demands of running our business.

•      Medical & dental benefits

•      Life, accidental death and dismemberment coverage

•      Long-term disability insurance coverage

Provisions applicable to our NEOs vary based on whether they are based in the U.S. or in Canada.

Executive Perquisites	• Provide flexibility to our executives • Increase travel efficiencies (for the CEO), which in turn ensures more productive use of his time and a greater focus on Domtar-related activities.

For a description of the perquisites provided, refer to the footnote disclosure to the All Other Compensation column in the Summary Compensation Table that appears later in this proxy statement.

We do not provide tax gross-ups on any perquisites other than for relocation expenses that are taxable.

Employment Agreements and Other Post-Termination Protections

From time to time, the HRC believes it is in Domtar’s best interests to enter into employment agreements to attract talented executives to join our management team. The highly competitive nature of the relevant market for key leadership positions means we may be at a competitive disadvantage in trying to hire executives from outside our Corporation if we cannot offer them the type of protections typically included in such agreements.

2015 PROXY STATEMENT

In mid-2013, we entered into an amended and restated employment agreement with Mr. Williams with respect to his continued employment as President and Chief Executive Officer of the Corporation to reflect his relocation from Canada to the United States as well as changes to severance amounts payable following a change in control to align his severance in such events with the severance payable to our other senior officers. The material terms of the amended and restated agreement with Mr. Williams are described in the section entitled “Employment Agreements and Potential Payments upon Termination or a Change in Control.”

In January 2014, the Corporation entered into an employment agreement with Mr. Garcia. Mr. Garcia was hired as the President, Pulp and Paper with a start date of May 1, 2014. The agreement provides for the following compensation elements, base salary of $625,000, short-term incentive target of 89%, and a long-term incentive target of 140%. In addition Mr. Garcia also received a special one-time RSU grant as previously noted on page 35. Furthermore, Domtar reimbursed Mr. Garcia for his relocation expenses to cover the costs of his move from Pretoria, South Africa to Charlotte, North Carolina. As part of the relocation package, Mr. Garcia also received an $80,000 relocation allowance, as disclosed on page 44.

Upon an involuntary termination of Mr. Garcia’s employment by the Corporation for reasons other than cause or a breach by him of the terms and conditions of his employment agreement, Mr. Garcia will be eligible to receive severance in accordance with Domtar’s Severance Program for Management Committee Members. Mr. Garcia’s employment agreement provides protection to the Corporation such as, but not limited to, non-compete, non-solicitation (of customers and employees) and confidentiality provisions.

In August 2011, in connection with the acquisition of Attends, Mr. Fagan entered into an employment agreement with Domtar. In December 2012, Mr. Fagan’s employment agreement was amended to reflect his promotion to Senior Vice-President, Personal Care. Pursuant to this agreement, Mr. Fagan was paid a cash retention payment that was conditional on Mr. Fagan’s continued employment through December 31, 2014, and was granted an equity retention award that will become payable in full if he remains employed until August 31, 2015. This and other material terms of Mr. Fagan’s agreement are described in the section entitled “Employment Agreements and Potential Payments upon Termination or a Change in Control.”

Members of our Management Committee (other than Messrs. Williams and Fagan whose severance is governed by their employment agreements) are eligible to participate in Domtar’s Severance Program for Management Committee Members, which is a severance program intended to assure that they are treated fairly in the event their employment is terminated.

This program is intended by our HRC to:

•	Help us attract and retain executive talent in a competitive marketplace;

•	Enhance the prospects that our executive officers would remain with us and devote their attention to our performance in the event of a potential change in control;

•	Foster their objectivity in considering a change-in-control proposal;

•	Facilitate their attention to our affairs without the distraction that could arise from the uncertainty inherent in change-in-control and severance situations; and

•	Protect our confidential information and prevent unfair competition following a separation of an executive officer’s employment from us.

Our Omnibus Incentive Plan provides limited change in control protections. Generally, except in the case of deferred compensation awards granted to retirement-eligible employees, awards do not vest on a change in control unless one of the following occurs: (1) the Board exercises its discretion to accelerate vesting, (2) an executive’s employment is terminated within a short period before or after the change in control; or (3) the transaction is of such a nature that no replacement awards will be granted. This “double trigger” feature prevents undue excess compensation upon a change in control, and aligns our program with current market trends. For tax reasons, RSUs for retirement-eligible employees vest under limited change in control events that result in cash payments to our stockholders.

The benefits provided under the arrangements and plans described above are detailed and quantified under the heading “Employment Agreements and Potential Payments upon Termination or a Change in Control” later in this proxy statement.

2015 PROXY STATEMENT

Related Policies and Considerations

Stock Ownership Guidelines

The HRC approved the adoption of stock ownership guidelines to further align the interests of the Management Committee members with our stockholders. The table below summarizes the guidelines:

Required levels	✓ ✓	CEO: 3x base salary* Other Management Committee Members: 2x base salary
Shares counted towards guidelines	✓ ✓ ✓ ✓ ✓	Stock owned outright Performance shares, once earned Deferred stock units, upon grant date Restricted stock, upon grant date Stock owned through benefit plans
Window to achieve	✓	5 years
If not on track to achieve guideline within the 5-year window	✓ ✓

Must defer receipt of 50% of net shares issued upon exercise of stock options or vesting of RSUs or performance awards until achieved

May also defer receipt of shares, as applicable, to meet guidelines

Status (as reviewed annually by the HRC)	✓	All our NEOs have achieved or are on target to achieve the required amount of stock within the allotted time

*	Increased to 5x beginning in 2015, the initial five-year accumulation period being extended to 2018 in order to allow additional time for accumulation to the new level.

Policy on Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to a public corporation’s chief executive officer and the three other most highly-paid executive officers is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by stockholders. The Corporation’s stockholders have previously approved terms under which the Corporation’s annual and long-term performance incentive awards may qualify as performance-based.

The HRC intends to preserve the tax deductibility of compensation paid to our executive officers to the extent consistent with our overall program objectives and philosophy, but recognizes that doing so may not always be feasible. Accordingly, the Corporation may and does pay compensation that is not deductible. The Corporation expects that any foregone tax deductions from compensation not exempt from Section 162(m) provided to each of our NEOs will be modest.

Forfeiture of Awards for Misconduct (“Clawback”)

If a participant in the Omnibus Incentive Plan knowingly or grossly negligently engages in financial reporting misconduct, then all awards and gains from the exercise of options or stock appreciation rights in the 12 months prior to the date the misleading financial statements were issued as well as any awards that vested based on the misleading financial statements will be disgorged to the Corporation. In addition, the Corporation may cancel or reduce, or require a participant to forfeit and disgorge to the Corporation or reimburse the Corporation for, any awards granted or vested, and bonus granted or paid, and any gains earned or accrued, due to the exercise, vesting or settlement of awards or sale of any common stock, to the extent permitted or required by, or pursuant to any Corporation policy implemented as required by, applicable law, regulation or stock exchange rule as may from time to time be in effect.

Timing of Equity Grants

While the Corporation does not coordinate the timing of equity awards around the release of material non-public information, when there is material non-public information, it may delay grants until such time as the information is either public or no longer material.

Securities Trading Policy

Domtar has adopted a securities trading policy that applies to our directors, officers, employees and agents, and family and household members, among others. This policy prohibits insider trading and tipping, short sales of Domtar securities, options transactions in puts, calls or other derivative securities, and hedging. The policy also prohibits significant pledging transactions by our directors and executive officers, and no pledging of Domtar securities may occur without prior authorization by the Nominating and Corporate Governance Committee or the Human Resources Committee, as the case may be. As confirmed by the directors and officers, there is currently no pledging of Company shares.

2015 PROXY STATEMENT

Human Resources Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014.

Report submitted as of February 23, 2015 by:

THE HUMAN RESOURCES COMMITTEE:

Pamela B. Strobel, Chair

Robert E. Apple

Louis P. Gignac

Domenic Pilla

Denis Turcotte

Human Resources Committee Interlocks and Insider Participation

As of the date of this proxy statement, the Human Resources Committee consists of Ms. Strobel and Messrs. Gignac, Pilla, and Turcotte, all of whom are independent non-management directors. None of the Human Resources Committee members has served as an officer or employee of the Corporation, and none of the Corporation’s executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Corporation’s Board.

2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

Summary Compensation Table and Narrative Disclosure

The table and footnotes below describe the total compensation paid or awarded to or earned by the following Named Executive Officers (“NEOs”):

•	John D. Williams (Domtar’s principal executive officer) for 2012, 2013 and 2014;

•	Daniel Buron (Domtar’s principal financial officer) for 2012, 2013 and 2014; and

•	the next three most highly compensated individuals who were serving as executive officers of Domtar on December 31, 2014, the last day of the fiscal year.

The components of the total compensation reported in the Summary Compensation Table are described below. For the description of the role of each component within the total compensation package, see the description under the heading “Compensation Discussion and Analysis” beginning on page 20 of this proxy statement.

Summary Compensation Table

Name and Principal Position	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compen- sation(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(6)	All Other Compen- sation(7)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
John D. Williams(1)	2014	1,213,800	–	2,492,039	848,238	1,211,243	662,496	574,856	7,002,672
President and Chief	2013	1,213,800	–	2,157,370	376,798	1,170,200	29,945	516,445	5,464,558
Executive Officer	2012	1,123,023	–	2,093,571	–	1,190,789	229,434	617,385	5,254,202
Daniel Buron(1)	2014	509,422	–	557,016	189,590	386,581	494,254	130,684	2,267,547
Senior Vice-President and	2013	530,154	–	543,311	94,891	364,389	–	139,026	1,671,771
Chief Financial Officer	2012	515,123	–	493,895	–	420,159	386,986	179,110	1,995,273
Michael Fagan	2014	488,448	500,000(8)	397,431	135,256	291,044	59,902	159,163	2,031,244
President	2013	488,448	–	316,062	55,198	356,920	–	150,472	1,367,100
Personal Care	2012	450,000	500,000	304,324	–	363,330	–	74,468	1,692,122
Michael D. Garcia	2014	401,442(9)	–	1,493,613(10)	236,226	304,727	2,321	204,341	2,642,670
President, Pulp and Paper
Richard L. Thomas	2014	466,700	–	408,626	139,084	354,263	332,625	102,824	1,804,122
Senior Vice-President	2013	453,097	–	368,114	64,288	331,088	–	111,524	1,328,111
Sales and Marketing	2012	427,450	–	340,476	–	352,646	129,692	140,190	1,390,454

(1)	Amounts for salary and non-equity incentive plan compensation for Mr. Williams (through December 31, 2012) and for Mr. Buron were paid in Canadian dollars and, for purposes of this table, converted to U.S. dollars at the spot exchange rate on the date salaries were paid and non-equity incentive plan compensation was approved. For Mr. Buron’s Canadian dollars salary refer to page 31. Effective January 1, 2013, Mr. Williams’ compensation is paid in U.S. dollars.
(2)	This column represents the base salary earned for the full year in 2012, 2013 and 2014 with the exception of Mr. Garcia.
(3)	This column represents the aggregate grant date fair value of the restricted stock units (“RSUs”) and the performance share units (“PSUs”) granted in the applicable year. For RSUs, the fair value is calculated using the closing price of our stock on the date of the grant. For the PSUs granted in 2014, this column represents the grant date fair value based on the probable outcome of the performance conditions at the date of the grant. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference herein, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs. Assuming the highest performance conditions for the 2014 PSU awards, the grant date fair value would be: Mr. Williams $3,375,854; Mr. Buron $754,477; Mr. Fagan $538,370; Mr. Garcia $869,788; and Mr. Thomas $553,536.
(4)	This column represents the grant date fair value of the options granted in 2013 and 2014. No options were granted in 2012. Options are the right to purchase shares of Domtar common stock at a specified price, over a specified term (usually seven years) following the grant date. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference herein, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. The amounts do not reflect the value, if any, that ultimately may be realized by the named executive officers.
(5)	This column represents the actual cash bonuses earned under Domtar’s Annual Incentive Plan based on the performance level achieved. See “Performance-Based Annual Bonuses” in the CD&A for a discussion of the target performance levels.
(6)	This column represents the actuarial increase in the applicable year in the pension value of the defined benefit retirement plans in which each named executive participates. Domtar does not pay above market rates or preferential rates under its nonqualified deferred compensation plans.

2015 PROXY STATEMENT

(7)	Amounts shown in the “All Other Compensation” column include the following (for 2014 only):

Name	Corporation Contributions to Defined Contribution Plans(a)	Corporation Paid Medical Exams	Personal Use of Corporate Transportation(b)	Corporation Paid Insurance Premiums(c)	Financial Counseling	Professional Dues	Dividends(e)	Club Memberships(f)	Relocation(g)	Total
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
John D. Williams	274,160	–	96,652	27,326	6,750	–	159,213	10,755	–	574,856
Daniel Buron(d)	95,749	906	2,174	11,473	3,170	896	16,316	–	–	130,684
Michael Fagan	92,990	–	–	23,970	–	–	42,203	–	–	159,163
Michael D. Garcia	44,159	–	–	10,480	–	–	16,946	–	132,756	204,341
Richard L. Thomas	67,524	–	–	24,140	–	–	11,160	–	–	102,824

(a)	Company contributions were made to the Domtar U.S. Salaried 401(k) plan for Messrs. Williams ($29,900), Fagan ($28,600), Garcia ($28,600) and Thomas ($14,300), to the Domtar Pension Plan for Non-Negotiated Employees for Mr. Buron ($11,290) and to the DC SERP for Designated Executives of Domtar for Messrs. Williams ($244,260), Buron ($84,459), Fagan ($64,390) Garcia ($15,559) and Thomas ($53,224).
(b)	Pursuant to his employment agreement, Mr. Williams is entitled to 24 hours per year of personal use of corporate aircraft. The amount for Mr. Williams includes personal use of corporate aircraft ($76,630) and automobile ($20,022). Corporate aircraft charges are based on the incremental cost to Domtar less reimbursed costs. For Mr. Buron the amount represents the cost of company-paid parking.
(c)	Represents the cost of company-paid health, welfare, disability, life, and accidental death and dismemberment insurance for the NEOs.
(d)	For purposes of this table, amounts paid in Canadian dollars were converted to U.S. dollars at the average prevailing spot exchange rate over the period January 1 to December 31, 2014 (0.9057).
(e)	The amounts in this column represent the grant date fair value of additional share units granted as dividend equivalents for fiscal 2014 on the RSUs, RSU Bonus awards, and unvested DSUs, in accordance with the Omnibus Incentive Plan. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference herein. These dividend equivalents were credited at the same time as dividends were paid to stockholders, i.e. on January 15, 2014, April 15, 2014, July 15, 2014 and October 15, 2014.
(f)	This represents the amount paid for club membership dues pursuant to Mr. Williams’ employment agreement.
(g)	This amount includes a relocation allocation ($34,634), tax gross up ($18,122) pursuant to the Corporation’s relocation program and a relocation allowance ($80,000) for Mr. Garcia.
(8)	This amount represents a cash retention award payments approved by the HRC, in December 2012, and paid to Mr. Fagan in January 2015. See the description under the heading ‘Details of Executive Compensation Program – Special Cash Payments’ in the CD&A for additional information about Mr. Fagan’s cash retention award.
(9)	Reflects Mr. Garcia’s base salary earned for his service since his employment started May 1, 2014.
(10)	Includes the value of Mr. Garcia’s special $840,000 RSU grant to induce him to join the Corporation and primarily to offset forfeited compensation from his previous employer.

Grants of Plan-Based Awards Table

During 2014, the NEOs received the following types of plan-based awards:

Annual Incentive Plan – Domtar’s AIP is an incentive plan based on achieving pre-established annual targets. For 2014, the award under the AIP was payable in cash (see “Compensation Discussion and Analysis – Performance Based Annual Bonuses” on page 32 of this proxy statement).

For each plan year, a specified percentage of each bonus award is based upon the performance objectives selected by the HRC for that plan year. Each performance objective has an associated threshold level that must be achieved for any of the bonus award associated with such objective to be paid. The maximum bonus award that could be paid under the plan framework to a NEO for any plan year is $5 million. The HRC may, in its sole discretion, reduce or eliminate the amount otherwise payable to a participant under the AIP. There is no payment under the plan for performance that does not meet the threshold level. The actual amount paid under the AIP for 2014 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Omnibus Incentive Plan – The following equity awards were granted to current NEOs in 2014 under the Omnibus Incentive Plan:

RSUs – RSUs were granted on February 18, 2014 under our Omnibus Incentive Plan to the NEOs other than Mr. Garcia. These RSUs vest on February 18, 2017, generally subject to the executive remaining employed on the vesting date. Mr. Garcia’s RSUs were granted on May 1, 2014, and vest on May 1, 2017, generally subject to Mr. Garcia remaining employed on the vesting date. Dividend equivalents in the form of additional RSUs are credited to each executive’s account each time a dividend is paid on the Corporation’s common stock. Such additional RSUs vest and will be settled in the same manner as the RSUs to which they relate.

PSUs – These awards were granted on February 18, 2014 under our Omnibus Incentive Plan. PSUs granted in 2014 to the named executive officers vest, generally subject to the executive remaining employed through the end of 2016, based on the achievement of relative TSR and ROIC targets for performance periods from 2014 through 2016, and based on the achievement of New Business EBITDA target in 2016. Each of these three metrics is weighted at 33 1/3%. See the description under the heading “Details of Executive Compensation Program – Long-Term Equity Incentives” in the CD&A for additional information about these awards.

Stock Options – Stock options were granted on February 18, 2014 under our Omnibus Incentive Plan to the NEOs other than Mr. Garcia. These options vest in three equal annual installments, beginning on February 18, 2015, generally subject to the executive remaining continuously employed through the vesting date. Mr. Garcia’s options were granted on May 1, 2014, and vest in three equal annual installments beginning on May 1, 2015, generally subject to Mr. Garcia remaining employed on the vesting date.

2015 PROXY STATEMENT

Grants of Plan-Based Awards Table

Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units(2)(4)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards(2)(5) ($/sh)	Grant Date Fair Value of Stock and Option Awards(6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)			($)
John D. Williams	AIP	–	426,044	1,420,146	2,840,292
	RSUs	2/18/14							15,136			804,100
	PSUs	2/18/14				15,137	30,274	60,548				1,687,939
	Options	2/18/14								73,124	53.125	848,238
Daniel Buron	AIP	–	136,016(7)	453,386(7)	906,772(7)
	RSUs	2/18/14							3,384			179,775
	PSUs	2/18/14				3,383	6,766	13,532				377,241
	Options	2/18/14								16,344	53.125	189,590
Michael Fagan	AIP	–	130,416	434,719	869,438
	RSUs	2/18/14							2,414			128,244
	PSUs	2/18/14				2,414	4,828	9,656				269,187
	Options	2/18/14								11,660	53.125	135,256
Michael D. Garcia	AIP	–	107,185(8)	357,283(8)	714,567(8)
	RSUs	5/1/14							4,646			218,710
	RSUs(9)	5/1/14							17,844(9)			840,006
	PSUs	5/1/14				4,647	9,294	18,588				434,897
	Options	5/1/14								22,448	47.075	236,226
Richard L. Thomas	AIP	–	124,609	415,363	830,726
	RSUs	2/18/14							2,482			131,856
	PSUs	2/18/14				2,482	4,964	9,928				276,770
	Options	2/18/14								11,990	53.125	139,084

(1)	These columns consist of awards under the AIP for 2014. The “Threshold” column represents the minimum amount payable when threshold performance is met. The “Target” column represents the amount payable if the specified performance targets are reached. The “Maximum” column represents the maximum payment possible under the plan (see “Performance-Based Annual Bonuses” in the CD&A for a discussion of the target/maximum performance levels). See the “Summary Compensation Table” for actual cash amounts paid under the Annual Incentive Plan for 2014.
(2)	The amounts in these columns have been adjusted to reflect the two-for-one stock split effected on June 19, 2014.
(3)	These columns contain the PSU grant that represents the number of shares under the Omnibus Incentive Plan that will vest on December 31, 2016 if and to the extent the performance goals are achieved. The awards will be measured in four performance periods for the ROIC and TSR metrics: January 1 – December 31, 2014, January 1 – December 31, 2015, January 1 – December 31, 2016 and January 1, 2014 – December 31, 2016, and for the year 2016 for the New Business EBITDA metric. The “Threshold” column represents the minimum number of shares payable if threshold performance is met during all performance periods. If performance is at or below the threshold performance, no shares will be paid. The “Target” column represents the number of shares payable if 100% of the performance targets are met during all performance periods. The “Maximum” column represents the number of shares payable if performance meets or exceeds the maximum performance target during all performance periods. See “Long-Term Equity Incentives – PSUs and Award Determination” in the CD&A for a discussion of the threshold/target/maximum performance levels.
(4)	This column contains RSU grants and represents the number of shares under the Omnibus Incentive Plan that will vest on February 18, 2017, except for Mr. Garcia, whose RSUs will vest on May 1, 2017.
(5)	The exercise price of each option is equal to the closing market price of Domtar common stock on the date the option was granted. Exercise price of each option were adjusted post the two-for-one stock split that occurred on June 19, 2014.
(6)	This column represents the grant date fair value in accordance with FASB ASC Topic 718, but excludes any forfeiture assumptions related to service-based vesting conditions, as prescribed by SEC rules. See footnotes 3 and 4 to the Summary Compensation Table.
(7)	For purposes of this table, threshold, target and maximum bonus estimates for Mr. Buron were converted to U.S. dollars using the spot exchange rate on the date salaries were paid.
(8)	Threshold, target and maximum bonus estimates for Mr. Garcia reflect a prorated amount based on his service given his start date of May 1, 2014.
(9)	Reflects Mr. Garcia’s special one-time RSU grant to induce him to join the Corporation and primarily to offset forfeited compensation from his previous employer.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning outstanding equity awards for each NEO at the end of fiscal year 2014, which included options, RSUs and PSUs. Amounts in the table are based on the price per share of Domtar’s common stock of $40.22, the closing market price on December 31, 2014.

Number of Securities Underlying Unexercised Options (#) Exercisable – This column represents Non-qualified Stock Options (NQs) for which the service requirements have been fulfilled.

Number of Securities Underlying Unexercised Options (#) Unexercisable – This column represents NQs for which the service requirements have not been fulfilled.

Number of Shares or Units of Stock That Have Not Vested (#) – This column represents RSUs that will vest if service requirements are fulfilled and PSUs for which performance goals have been achieved but which were not vested as of December 31, 2014.

2015 PROXY STATEMENT

Market Value of Shares Or Units of Stock That Have Not Vested ($) – This column represents the market value of RSUs that will vest if service requirements are fulfilled and PSUs for which performance goals have been achieved but which were not vested as of December 31, 2014.

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) – This column represents PSUs that will vest if and to the extent predetermined performance targets are achieved. The tables below describe the performance assumptions associated with each award tranche for the purpose of calculating the number of unearned 2013 and 2014 PSUs:

PSU 2013 and 2014
Performance Period	ROIC Assumption (33 1/3%)	TSR Assumption (33 1/3%)	New Business EBITDA (33 1/3%)
2015	Target	Threshold	Threshold
2016	Target	Threshold	Threshold
2014-2016	Target	Threshold	N/A

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) – This column represents the market value of the unvested and unearned PSUs that will vest if and to the extent predetermined performance targets are achieved. The value ($) has been determined according to the table above.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares Or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John D. Williams					60,464	2,431,857	32,701	1,315,231
NQ 2013	–	28,352(4)	$38.35	2/19/20
NQ 2014	–	73,124(4)	$53.13	2/18/21
Total	–	101,476			60,464	2,431,857	32,701	1,315,231
Daniel Buron					14,478	582,315	7,771	312,540
NQ 2013	3,570	7,140(4)	$38.35	2/19/20
NQ 2014	–	16,344(4)	$53.13	2/18/21
Total	3,570	23,484			14,478	582,315	7,771	312,540
Michael Fagan					34,952	1,405,771	5,004	201,241
NQ 2013	–	4,154(4)	$38.35	2/19/20
NQ 2014	–	11,660(4)	$53.13	2/18/21
Total	–	15,814			34,952	1,405,771	5,004	201,241
Michael D. Garcia					23,580	948,371	5,034	202,478
NQ 2014	–	22,448(4)	$47.08	5/1/21
Total	–				23,580	948,371	5,034	202,478
Richard L. Thomas					10,074	405,177	5,471	220,024
NQ 2013	2,418	4,838(4)	$38.35	2/19/20
NQ 2014	–	11,990(4)	$53.13	2/18/21
Total	2,418	16,828			10,074	405,177	5,471	220,024

(1)	Awards have been adjusted to reflect the two-for-one stock split effected on June 19, 2014.
(2)	Includes earned, but unvested PSUs granted 2/19/13, 2/18/14 and 5/1/14 that will vest 12/31/15 and 12/31/16, respectively, subject to continued employment. Includes unvested RSUs granted 2/21/12, 2/19/13, 2/18/14 and 5/1/14 and associated dividend equivalents that will vest on 2/21/15, 2/19/16, 2/18/17 and 5/1/17, respectively, subject to continued employment. Mr. Garcia received the awards granted on 5/1/4 and did not receive any of the other awards. Fractional units rounded to the nearest whole share.

2015 PROXY STATEMENT

(3)	Includes unvested PSUs granted 2/19/13, 2/18/14 and 5/1/14 that will vest 12/31/15 and 12/31/16 respectively, subject to performance and continued employment. Mr. Garcia received the awards granted on 5/1/4 and did not receive any of the other awards. Fractional units rounded to the nearest whole share.
(4)	Options vest over three years in equal annual installments, no performance condition to be satisfied prior to exercise. The options that expire on 02/19/2020 were granted on 02/19/2013; options that expire on 2/18/2021 were granted on 2/18/2014; and the options that expire on 5/1/2021 were granted on 5/1/2014.

Option Exercises and Stock Vested Table

The table below provides information on the NEOs stock awards that vested and stock options that were exercised by our NEOs in 2014. Amounts in the following table reflect PSUs granted in 2012 that vested in 2014, RSUs granted as part of the 2011 grant that vested in 2014, and one-third of the 2011 RSU Bonus grant that vested in 2014 and any related dividend equivalent units associated with these awards that vested in 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
John D. Williams	27,352	305,102	24,834(1)(2)	1,059,219
Daniel Buron	16,290	261,003	6,324(2)	333,199
Michael Fagan	2,076	31,453	4542)	19,714
Michael D. Garcia	–	–	–	–
Richard L. Thomas	–	–	3,757(2)	196,972

(1)	Settlement of Mr. Williams’ 4,531.80 RSUs from his 2011 RSU Bonus grant and related dividend equivalent units that vested in 2014 with a value realized on vesting of $246,122 is deferred until the later of February 22, 2019 or the termination of his employment as described below under “Nonqualified Deferred Compensation.”
(2)	Includes 3,978, 938, 454 and 647 PSUs for Messrs. Williams, Buron, Fagan and Thomas, respectively that vested in 2014. These PSUs were settled on February 23, 2015. The value realized on settlement was $172,730, $40,747, $19,714 and $28,089, by Messrs. Williams, Buron, Fagan and Thomas, respectively.

Pension Benefits

The following table and narrative provide information on the defined benefit retirement plans in which the NEOs participate. The table illustrates the actuarial present value as of December 31, 2014 of benefits accumulated by the NEOs under Domtar’s defined benefit pension plans and arrangements using the methodology required by the SEC pursuant to the U.S. Accounting Standards at the earliest unreduced retirement age under the plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits(1) ($)	Payments During Last Fiscal Year ($)
John D. Williams(3)	DB SERP for Management Committee Members of Domtar	7(2)	1,312,781	–
Daniel Buron(3)	Supplementary Pension Plan for Designated Managers of Domtar Inc.	3.92	729,569	–
	DB SERP for Management Committee Members of Domtar	10.67(4)	738,984	–
Michael Fagan	DB SERP for Management Committee Members of Domtar	2.67	59,902	–
Michael D. Garcia	DB SERP for Management Committee Member of Domtar	0.67	2,321	–
Richard L. Thomas	US Salaried Pension Plan	7.83	204,418	–
	DB SERP for Management Committee Members of Domtar	7.83	454,970	–

(1)	The Present Value of Accumulated Benefits has been calculated on the following basis:
(a)	Best average earnings and credited service as of December 31, 2014.
(b)	Retirement is assumed to occur at age 62 (age 60 for Mr. Buron), the earliest age that qualifies for an unreduced pension under the DB SERP.
(c)	Assumptions used correspond to those used for the purposes of determining the accrued benefit obligations of the defined benefit plans as of December 31, 2014 for the financial statements of the Corporation (namely, a discount rate of 3.9% for Canadian executives and 3.85% for U.S. executives), except that no mortality or termination of employment assumption before retirement were used.
(2)	Mr. Williams has an agreement whereby two additional months per year of credited service are recognized in the DB SERP (up to a maximum of 12 months). As of December 31, 2014, Mr. Williams has received 12 months of additional service. This was implemented to compensate Mr. Williams for pension arrangements Mr. Williams had with his previous employer.

2015 PROXY STATEMENT

(3)	For purposes of this table, converted to U.S. dollars at the average prevailing spot exchange rate over the period January 1 to December 31, 2014 (0.9057).
(4)	Years of credited service are retroactive to the date in 2004 when Mr. Buron became a member of the Management Committee of Domtar Inc. Mr. Buron is eligible for benefits under the DB SERP for service since his appointment to the Management Committee in 2004, in replacement of the benefits accrued by Mr. Buron under the Supplementary Pension Plan for Senior Management Employees (“SPP”) which he had joined in 2004. Because benefits under the DB SERP replaced the benefit accrued by Mr. Buron under the SPP, Mr. Buron’s accrued pension under the DB SERP in respect of credited service prior to the time Mr. Buron began participating in the DB SERP will not be less than what he otherwise would have accrued under the SPP, based on earnings and Management Committee service up to that date.

DB SERP for Management Committee Members of Domtar (“DB SERP”). All of the NEOs participate in the DB SERP, which is a defined benefit plan. The annual pension payable is equal to 2% of the executive’s best average earnings during any consecutive 60 months in the last 120 months for each year of credited service as a member of the Management Committee less an offset based on entitlements from other pension plans of the Corporation (generally based on the assumption that maximum contributions have been made to tax-qualified plans in which the executive is eligible to participate). Executives may retire as early as age 55 and are eligible for an unreduced pension at age 62 provided they have completed two years of service as a member of the Management Committee (age 60 for Mr. Buron), with a 0.5% reduction for each calendar month that retirement precedes age 62 (a 0.25% reduction for each month that retirement precedes age 60 for Mr. Buron). Member benefits are fully vested after 2 years of membership in the DB SERP. Normal retirement age is 65. If an executive dies before commencement of his pension payments, a single lump sum payment equal to the actuarial equivalent of the benefits to which he would have been entitled had his employment terminated for a reason other than death will be paid to his beneficiary or estate.

For a Canadian executive, the DB SERP pension is payable for life and guaranteed for a minimum of five years. Other forms of payment are available on an actuarially equivalent basis. A Canadian executive will continue to accrue credited service in the DB SERP if he is considered “disabled” under the Canadian Pension Plan. Benefits under the DB SERP will only be paid upon a disabled participant’s actual termination of employment. Benefits for Canadian members of the Management Committee under the DB SERP who are not U.S. tax payers are generally gradually funded when such member reaches age 60, up to the normal retirement age (currently age 65). Such funding is maintained through retirement only if the member actually retires at age 65 or above while being a member of the Management Committee; otherwise, amounts set aside for the member revert to the Corporation. In the event of termination within 12 months of a change of control, the member’s interest in the assets set aside vest. Otherwise, members will receive their benefits out of the general funds of the Corporation.

For a U.S. executive, the present value of the DB SERP benefits will be paid in a lump sum upon retirement instead of a pension. Benefits under the DB SERP will only be paid upon a disabled participant’s actual termination of employment. U.S. executives will receive their benefits out of the general funds of the Corporation.

Supplementary Pension Plan for Designated Managers of Domtar Inc. (“Canadian Supplementary Plan”). The annual pension payable under the Canadian Supplementary Plan is equal to 1.5% of the average of the Yearly Maximum Pensionable Earnings during the five years preceding the employee’s termination of employment, plus 2% of the employee’s best average earnings during any consecutive 60 months in the last 120 months prior to his termination of employment, in excess of the average Yearly Maximum Pensionable Earnings, multiplied by his years of credited service. This annual pension is reduced by the benefits payable under the Domtar Pension Plan for Non-Negotiated Employees (same benefits as the Canadian Supplementary Plan, but subject to the Canadian Income Tax Act limits). The Yearly Maximum Pensionable Earnings correspond to the maximum earnings on which an employee may contribute under the appropriate public pension plan. Effective January 1, 2015, bonuses will be limited to the lesser of 50% of previous year salary or 100% of target bonus; however, the best average earnings after January 1, 2015 cannot be less than such average determined as at December 31, 2014. These benefits will be fully vested from age 55 and would also vest upon earlier of death or involuntary termination. Mr. Buron is eligible to receive benefits under the Canadian Supplementary Plan with respect to his service prior to becoming a member of the Management Committee of Domtar Inc. in 2004.

Domtar U.S. Salaried Pension Plan (“U.S. Pension Plan”). The U.S. Pension Plan is a cash balance plan entirely funded by the Corporation. The plan was closed to new entrants on December 31, 2007. Under the U.S. Pension Plan, a percentage of the employee’s earnings is credited to his account each year, based on his age. In addition, the employee’s account is credited with an annual rate of interest based on the 30-year Treasury Constant Maturities rate published by the Federal Reserve Board. Benefits are fully vested in the employee after three years of service. Upon termination of employment or retirement, the account of the employee is converted into a pension using factors specified in the plan. The employee may instead elect a lump sum payment corresponding to the present value of the pension. Mr. Thomas is eligible to participate in the U.S. Pension Plan.

2015 PROXY STATEMENT

For purposes of all the pension plans described in this section, “earnings” includes base salary and annual cash bonuses (up to the lesser of 50% of previous year salary or 100% of target bonus for the DB SERP for Management Committee Members of Domtar; from January 1, 2015, this same limit applies for the Supplementary Pension Plan for Designated Managers of Domtar Inc.).

The Corporation cautions that the values reported in the Present Value of Accumulated Benefit column are theoretical and are calculated pursuant to SEC requirements. The change in pension value from year to year is subject to market volatility and does not represent the value that a Named Executive Officer actually accrues under the Corporation’s retirement plans during any given year nor what he will receive at retirement, termination or death.

Nonqualified Deferred Compensation

The following table and narrative provide information on the nonqualified deferred compensation plans in which our NEOs participate. The table shows the 2014 account activity for each NEO and includes each executive’s contributions, company contributions, earnings, distributions and the aggregate balance of his total deferral account as of December 31, 2014. The aggregate balance includes the total personal contributions made (and not withdrawn) by each executive and the contributions made by the Corporation and predecessor companies over the career of each executive.

Name	Plan Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
		($)	($)	($)	($)	($)
John D. Williams(2)	DC SERP	–	244,260	150,443	–	1,776,185
	Omnibus Incentive Plan	246,099	–	(439,388)(4)	–	2,931,914
Daniel Buron(2)	DC SERP	–	84,459	72,118	–	818,812
	Omnibus Incentive Plan	–	–	–	–	–
Michael Fagan	DC SERP	–	64,390	10,491	–	164,320
	Omnibus Incentive Plan	–	–	–	–	–
Michael D. Garcia	DC SERP		15,559	–	–	15,559
	Omnibus Incentive Plan
Richard L. Thomas	DC SERP	–	53,224	44,016	–	472,486
	Omnibus Incentive Plan	–	–	–	–	–

(1)	The amounts with respect to the DC SERP are included in the “All Other Compensation” column of the “Summary Compensation Table”, and the Omnibus Incentive Plan amount with respect to Mr. Williams, was reported in the Summary Compensation Table in prior years.
(2)	DC SERP amounts are converted in U.S. dollars at the average prevailing spot exchange rate over the service period January 1 to December 31, 2014 (0.9057).
(3)	The following amounts were reported in the Corporation’s Summary Compensation Table for previous years:
- Mr. Williams, $247,742 of the amounts with respect to the DC SERP and $690,531 of the amounts with respect to the Omnibus Incentive Plan;
- Mr. Buron, $91,911 of the amounts with respect to the DC SERP,
- Mr. Fagan, $66,601 of the amounts with respect to the DC SERP,
- Mr. Thomas, $56,771 of the amounts with respect to the DC SERP,
(4)	Reflects a decrease in value of vested DSUs and deferred RSU Bonus, as well as dividend equivalents accrued with respect to the awards.

DC SERP for Designated Executives of Domtar (“DC SERP”). All of the NEOs participate in the DC SERP, a nonqualified supplemental pension plan for certain executives, intended to provide designated executives with retirement benefits in excess of benefits that may be payable in accordance with tax-qualified plans. The member’s account is credited with a notional market-based investment return. Company contributions are fully vested after 2 years of service in an eligible salary grade. Upon death, retirement after vesting or vested termination of employment, the accumulated account balance is paid in a lump sum to the executive.

Canadian executives’ accounts are credited with an amount equal to 11% of earnings, less the value of the benefit provided by the employer contributions under the Domtar Pension Plan for Non-Negotiated Employees (the “Canadian Pension Plan”), calculated based on the assumption that the executive has elected to contribute to the defined contribution option at the maximum allowable rate. A Canadian executive will continue to accrue benefits if he is considered “disabled” under the Canadian Pension Plan. Benefits under the DC SERP will only be paid upon a disabled participant’s actual termination of employment. A Canadian executive who retires after age 55 also has the option to receive his benefits over a 10-year period.

For a U.S. executive, the contribution formula is the same as under the Domtar U.S. Salaried 401(k) Plan for a participant of the same age and not participating in the U.S. Pension Plan, without taking into account the tax limit applicable to tax qualified plans, less the employer

2015 PROXY STATEMENT

contribution to the U.S. Pension Plan and the 401(k) Plan, calculated based on the assumption that the executive has elected to contribute to the Domtar U.S. Salaried 401(k) Plan at the maximum allowable rate. Starting on January 1, 2015, Mr. Fagan will begin participating in the DC SERP for Designated Executives of Domtar Personal Care which provides for similar benefit as the DC SERP.

For purposes of the DC SERP for Designated Executives of Domtar, “earnings” includes base salary and annual cash bonuses.

Omnibus Incentive Plan.    Mr. Williams elected to defer the settlement of his 2011 RSU Bonus awards and related dividend equivalents granted under the Omnibus Incentive Plan that would have otherwise been settled in installments on February 22, 2012, 2013 and 2014. These deferred awards are vested and will be payable upon the later of the fifth anniversary of the original settlement date or the termination of his employment. Mr. Williams also holds vested DSUs granted under the Omnibus Incentive Plan that will be payable upon his termination of employment.

The Corporation does not consider RSUs and PSUs that are reflected under “Outstanding Equity Awards at Fiscal Year-End Table” above to be deferred compensation and has not included them in the above table.

Employment Agreements and Potential Payments Upon Termination or a Change in Control

Severance Benefits

Mr. Williams.    Under the terms of Mr. Williams’ amended and restated employment agreement, upon a termination of Mr. Williams’ employment by the Corporation for reasons other than death or cause (as defined in the agreement) or his breach of certain obligations in his employment agreement and other term of his employment agreement, Mr. Williams will be entitled to receive: a severance allowance of 24 months of his base salary in effect at the time of termination; a pro-rated portion of his annual bonus under the AIP for the year in which his employment is terminated, based on achievement of the applicable performance criteria; if such termination occurs after the end of a calendar year, any earned but unpaid bonus under the AIP; and for each calendar year during the severance period, a payment equal to the average of the bonus payments received by Mr. Williams under the AIP for the two years immediately preceding the year of his termination pro-rated for the number of days in the AIP performance period represented by the severance period; continued coverage under the Corporation’s health insurance policies during the severance period; continued vesting of his unvested equity awards as if he had remained employed through the duration of the severance period; continued accrual of service credit under the DB SERP for the duration of the severance period; and any additional payments or benefits provided under the Domtar Severance Program for Management Committee members (“Severance Program”), the Domtar North American Assignment Policy and other Domtar policies that are not set forth in Mr. Williams’ amended and restated agreement. Notwithstanding the foregoing, in the event Mr. Williams’ employment terminates within three months prior to or 24 months following a Change in Control (as defined in our Severance Program) in a manner that would qualify for severance under our Severance Program, no program or benefits will be payable under his amended and restated agreement and he will be instead entitled to the severance and other benefits payable under our Severance Program.

Mr. Buron.    Under the terms of the Supplementary Pension Plan for Designated Managers of Domtar Inc., Mr. Buron will be fully vested upon involuntary termination or death in service.

Mr. Fagan.    Under the terms of his employment agreement, upon a termination of Mr. Fagan’s employment by the Corporation without “cause” or upon his resignation for “good reason” (as cause and good reason are defined in his employment agreement) in each case on or prior to December 31, 2014, Mr. Fagan is entitled to the following:

•	a severance allowance of 36 months of his base salary in effect at the time of termination;

•	a pro-rated portion of his annual bonus under the AIP for the year in which his employment is terminated, based on achievement of the applicable performance criteria;

•	a pro-rated portion of his unpaid cash retention award; and,

•	if the termination of his employment occurs after January 1, 2014, a pro-rated portion of his equity retention award.

If Mr. Fagan’s employment is terminated after December 31, 2014, his severance entitlements will be governed by our Severance Program, except that, upon a termination of Mr. Fagan’s employment by the Corporation without “cause” or upon his resignation for “good reason” in each case prior to August 31, 2015, Mr. Fagan is entitled to a pro-rated settlement of his equity retention award.

Other NEOs

Under our Severance Program applicable to members of its Management Committee, our NEOs (other than the CEO and until January 1, 2015, Mr. Fagan) would be entitled to up to 24 months’ salary payable in a lump sum upon a termination of employment by the

2015 PROXY STATEMENT

Corporation for reasons other than cause, with benefit levels that vary based on service. Severance is equal to one year’s base salary regardless of service as a member of the Management Committee, with three additional months’ salary paid for each full year of service on the Management Committee, up to a maximum of 24 months base salary. Messrs. Buron and Thomas would be entitled to 24 months’ salary. The executives would also be entitled to continued health benefits for the severance period, except if the executive’s benefits are subject to taxation in the United States, in which case the health insurance policies maintained by the Corporation will remain in effect until the earlier to occur of the last day of the severance period and the 18-month anniversary of the date the executive’s separation from service. The executives will also be entitled to outplacement services.

In the event one of the covered executives’ employment is involuntarily terminated without cause or the executive voluntarily terminates his employment for good reason within three months prior to or 24 months following a change in control of the Corporation, each of Messrs. Williams, Buron, Garcia and Thomas (and beginning in 2015 Mr. Fagan) would be entitled to cash severance equal to 24 months’ salary plus two times his target bonus as of the date of termination or, if greater, the date of the change in control.

Other Post-Employment Benefits.    Mr. Williams is eligible, if his termination is due to disability, for monthly disability payments during the severance period, reduced by an amount equal to his monthly base salary rate in effect at the time of termination, but in no month shall the reduction exceed the amount of the disability payment. If Mr. Williams remains disabled at the end of the severance period, he continues to be entitled to disability payments under the Corporation’s disability policies, as amended from time to time, as if his disability had first occurred immediately prior to the end of the severance period.

In the event of death, an amount equal to 2.5 times base salary in the year of the death is payable to the beneficiaries of Canadian executives pursuant to the life insurance program offered under the Corporation’s flexible benefit program option available to senior Canadian executives. In the event of the death of a U.S. executive (other than Mr. Williams, whose beneficiary would receive a payment of $2,757,000), the beneficiary will receive a payment equal to the calculated amount of the life insurance (up to maximum of $1,600,000) based on the basic annual salary of the executive in the year of his or her death pursuant to the US Executive Life plan and using the following table:

Age	Multiplier
Under 45	5 times
45 to 49	4 times
50 to 54	3 times
55 or over	2 times

Messrs. Williams, Buron, Fagan and Thomas are fully vested in the supplemental pension benefits under the DB SERP for Management Committee Members of Domtar and under the DC SERP for Designated Executives of Domtar. They will receive benefits under these plans in the event of their death or if their employment were terminated involuntarily. Mr. Garcia will be vested on May 1, 2016 in the supplemental pension benefits under the DB SERP and DC SERP. However, before such date, all benefits in the event of death under these plans are considered vested.

Change in Control Protections.    The Corporation does not have change in control agreements with its employees (although as described above, enhanced benefits may be available under our severance plan). Under our Omnibus Incentive Plan, upon a change in control, unless otherwise determined by the HRC, a participant’s awards will be replaced with awards of the acquiring Corporation having the same or better terms. If there is a change in control and a participant’s employment is terminated for business reasons in the three months prior to or 24 months after the change in control, his or her time-based awards will fully vest and performance-based awards will vest to the extent the applicable performance goals have been achieved as of the date of the change in control or the end of the fiscal quarter immediately prior to the date of termination, whichever date on which the achievement is greater.

If replacement awards are not available, unless the HRC determines otherwise, all time-based awards fully vest and performance-based awards vest to the extent the performance goals related to the award have been achieved as of the date of the change in control. Alternatively, the Committee may determine that vested awards will be canceled in exchange for a cash payment (or other form of change in control consideration) based on the value of the change in control payment and that unvested awards will be forfeited. The Board may also accelerate the vesting of any or all awards upon a change in control.

Under the plans governing equity awards granted in exchange for legacy Weyerhaeuser Company equity awards, if there is a change in control, unvested options and restricted stock generally vest.

2015 PROXY STATEMENT

The following table presents potential payments to each NEO as if the officer’s employment had been terminated and/or if a change in control had occurred as of December 31, 2014, the last business day of 2014. If applicable, amounts in the table were calculated using $40.22 the closing market price of Domtar’s common stock on December 31, 2014. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to our salaried employees generally.

Name	Severance Pay		Equity With Accelerated Vesting(1)		Retirement Plan Benefits: SERP		Death/ Disability Benefits		Continued Perquisites and Benefits(2)		Total
	($)		($)		($)		($)		($)		($)
John D. Williams
Death	–		5,973,858		2,892,250	(3)	2,757,000	(5)	–		11,623,108
Disability	–		4,988,189		2,892,250	(3)	1,879,815	(4)	–		9,760,254
Retirement	–		–		2,892,250	(3)	–		–		2,892,250
Involuntary Termination	4,809,043		4,988,189		4,058,066	(3)	–		23,202		13,878,500
Change-In-Control	–		–		–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	5,267,892		5,852,939		4,058,066	(3)	–		23,202		15,202,099
Daniel Buron
Death	–		862,609		1,578,572	(3)	704,750	(3)(5)	–		3,145,931
Disability	–		767,594		–		1,245,574	(3)(4)	–		2,013,168
Retirement	–		–		–		–		–		–
Involuntary Termination	967,718	(3)	–		1,578,572	(3)	–		18,661	(3)	2,564,951
Change-In-Control	–		–		–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	1,345,128	(3)	828,695		1,578,572	(3)	–		18,661	(3)	3,771,056
Michael Fagan
Death	–		1,577,822		164,320		1,475,000	(5)	–		3,217,142
Disability	–		1,526,835		164,320		–		–		1,691,155
Retirement	–		–		–		–		–		–
Involuntary Termination	1,965,344		–		164,320		–		27,047		2,156,711
Change-In-Control	–		–		–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	1,965,344		1,561,922		164,320		–		27,047		3,718,633
Michael D. Garcia
Death	–		1,042,166		15,559		1,550,000	(5)	–		2,607,725
Disability	–		1,086,769		–		–		–		1,086,769
Retirement	–		–		–		–		–		–
Involuntary Termination	625,000		–		–		–		11,378		636,378
Change-In-Control	–		–		–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	2,362,500		1,086,769		–		–		11,378		3,460,647
Richard L. Thomas
Death	–		598,911		818,125		950,000	(5)	–		2,367,036
Disability	–		536,364		818,125		–		–		1,354,489
Retirement	–		311,585		818,125		–		–		1,129,710
Involuntary Termination	933,400		–		818,125		–		21,593		1,773,118
Change-In-Control	–		512,555	(6)	–		–		–		512,555
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	1,764,126		577,311		818,125		–		21,593		3,181,155

(1)	Amount included for PSU grant has been calculated at “Target” for Death benefits and, for all other instances, based on achievement of the performance goals through 2014 for the ROIC and TSR metrics and based on an estimated performance at threshold for the New Business EBITDA metric.
(2)	Amount shown under “Continued Perquisites and Benefits” represents the cost of company-paid medical and dental for all NEOs, and also includes life and accidental death and dismemberment for Mr. Buron.
(3)	For the purposes of this table, converted to U.S. dollars at spot exchange rate of December 31, 2014 (0.8605).
(4)	Represents the estimated present value of the disability benefit that is in excess of what is currently offered to salaried employees. These benefits are uninsured.
(5)	Represents the death benefit, which is fully insured.
(6)	Represents the value of awards subject to 409A of the Code that will vest and be settled upon more narrowly defined change in control events as described in the Omnibus Incentive Plan. Includes amounts that would also be paid upon retirement. PSU performance has been calculated based on achievement of the performance goals through December 31, 2014 for the ROIC and TSR metrics, and based on an estimated performance at threshold for the New Business EBITDA metric.

2015 PROXY STATEMENT

ITEM 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE

OFFICER COMPENSATION

Our executive officers are compensated in a manner that supports our strategy, competitive needs, sound corporate governance principles, and stockholders’ interests and concerns. We believe our compensation program is aligned with the long-term interests of our stockholders.

As described in the Compensation Discussion and Analysis section of this proxy statement, the executive compensation program at Domtar is designed to attract, retain and motivate talented key executives to accomplish our operational, financial and strategic objectives over the long-term through our emphasis on variable pay and pay-for-performance. Highlights of the Corporation’s executive compensation program, as described in the Compensation Discussion and Analysis section, include:

•	Pay programs that are competitive with organizations similar in size and business challenges; and primarily performance-based, using multiple performance measures (internal and external);

•	Bonuses capped to a maximum potential payout;

•	Disclosure of the financial performance drivers for our short-term incentives, in numeric terms;

•	Oversight of programs by an independent Human Resources Committee that engages its own independent compensation advisor;

•	A long-term incentive program that is entirely stock-based and that is weighted toward performance-based equity to align the interest of executives to those of stockholders;

•	Plan provisions that forbid backdating or repricing of stock options;

•	No dividends or dividend equivalents provided on any unearned performance shares or units;

•	Stock ownership guidelines and holding period requirement to achieve guidelines;

•	Limited use of perquisites;

•	No excise tax gross-ups for change in control related payments, all of which are based on what we believe are reasonable multiples with double triggers for all severance payments; and

•	A clawback provision that allows for recoupment of incentives in certain situations.

After considering our existing programs, our upcoming business challenges and as a result of our significant stockholder engagement efforts, the HRC determined that beginning in 2015, certain changes to the overall structure of the program would further enhance our program’s ability to support our business and strategic objectives. These changes included revised weightings in our short-term incentive programs to:

•	increase alignment on profitability measures to focus on our productivity improvements (shifting from 10% to 20% weight);

•

reduce the weighting on Health & Safety metrics from 20% to 10% to recognize the great strides our workers have made in increasing their safety awareness and the improvements made over the past several years. This reduction in weighting does not diminish the importance of this goal, but rather reflects the company’s current emphasis on driving profitability; and

•

increase the emphasis on divisional performance to provide greater line of sight for the executives who manage our key business units. Division executives have 80% of their AIP target based on their respective divisional performance.

Our long-term equity incentive plan was also reviewed, with changes made to vehicle mix and performance measures. In 2015, PSUs will comprise 60% of total weight, increasing the focus on performance; RSUs will represent 30% of total weight and the remaining 10% delivered through stock options. To help simplify the performance assessment of PSUs, the 2015 program will continue to measure results for the two key metrics of Absolute ROIC and Relative TSR, but will not include the New Business EBITDA metric.

We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2014 compensation of our Named Executive Officers.

2015 PROXY STATEMENT

Our stockholders voted in 2011, in a non-binding vote, to have annual advisory votes to approve the compensation paid to Domtar Named Executive Officers, and the Corporation has adopted that approach. The Board of Directors and the Human Resources Committee make executive compensation decisions every year, and our directors will look to the annual advisory vote for information that can be taken into account when they make decisions with respect to our compensation philosophy, policies and practices. Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking you to vote, on an advisory basis, on the adoption of the following resolution:

“BE IT RESOLVED that the stockholders approve, on an advisory basis, the compensation paid to Domtar Corporation’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this proxy statement.”

As an advisory vote, the voting results on this Proposal are non-binding. However, the Board of Directors and the Human Resources Committee value the opinions of our stockholders, and, consistent with good governance principles, will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting on this Item 2 at the annual meeting is required for approval of this Proposal. You have the opportunity to vote “for” or “against”, or “abstain” from voting on, the above resolution.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the approval of the compensation paid by the Corporation to its Named Executive Officers.

Please note that if you hold your shares in Street name, your broker is not able to vote on your behalf with respect to the approval of the compensation paid by the Corporation to its Named Executive Officers without specific voting instructions from you. As a result, it is important that, if you are a stockholder in Street name, you provide instructions to your broker or vote your shares as provided in this proxy statement.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

2015 PROXY STATEMENT

AUDIT COMMITTEE REPORT CONCERNING FINANCIAL MATTERS

The Audit Committee’s primary responsibility is the oversight of the Corporation’s financial reporting process on behalf of the Board of Directors. Management is responsible for establishing and maintaining the Corporation’s internal controls, for preparing the financial statements, and for the public reporting process. The independent registered public accounting firm is responsible for performing an audit of the Corporation’s financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit. The independent registered public accounting firm also issues a report on the effectiveness of the Corporation’s internal control over financial reporting. The Audit Committee reviews the work of management and has direct responsibility for retention of the independent registered public accounting firm on behalf of the Board of Directors.

On behalf of the Board of Directors, the Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm to audit the Corporation’s consolidated financial statements and the Corporation’s internal control over financial reporting for the year ended December 31, 2014.

In conjunction with the activities performed by the Audit Committee in its oversight role, it has issued the following report as of February 23, 2015:

(1)	The Audit Committee has reviewed and discussed with management of the Corporation and PwC the audited financial statements as of and for the year ended December 31, 2014. In addition, the Audit Committee reviewed and discussed with management, management’s assessment and report on the effectiveness of the Corporation’s internal controls over financial reporting and PwC’s attestation report on the effectiveness of the Corporation’s internal controls over financial reporting. These discussions included meetings with PwC without representatives of management being present.

(2)	The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees) as amended (AICPA, Professional Standards, AU Section 380), and in effect on the date of this report, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

(3)	The Audit Committee has discussed with PwC its independence from the Corporation, and the Audit Committee has received from PwC, as required by applicable requirements of the Public Company Accounting Oversight Board:

(i)	a written disclosure, indicating all relationships, if any, between PwC and its related entities and the Corporation and its related entities which, in PwC’s professional judgment, reasonably may be thought to bear on PwC’s independence, and

(ii)	a letter from PwC confirming that, in its professional judgment, it is independent of the Corporation within the meaning of the securities acts administered by the SEC.

(iii)	The Audit Committee has determined that PwC’s provision of audit and non-audit services to the Corporation is compatible with maintaining auditor independence.

Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

THE AUDIT COMMITTEE:

David G. Maffucci, Chair

Giannella Alvarez

David J. Illingworth

2015 PROXY STATEMENT

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Corporation’s fees for services performed by its independent auditor, PricewaterhouseCoopers LLP, (“PwC”) during fiscal years 2014 and 2013 were:

	2014	2013
Audit fees(1)	$3,020,598	$2,836,267
Audit-related fees(2)	$ 202,440	$ 582,656
Tax fees(3)	$ 752,826	$ 468,369
All other fees(4)	$ 5,900	$ 5,900
Total	$3,981,764	$3,893,192

(1)	Audit fees were primarily for services rendered in connection with the audit of the financial statements included in the Annual Report of the Corporation on Form 10-K, and reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting. This caption also includes audit fees for separate audit opinions for stand-alone audits of 100% owned subsidiaries of the Corporation as well as one joint venture.
(2)	Audit related fees for 2014 included due diligence services, fees to support security review in SAP systems and compliance certifications. Fees for 2013 included due diligence services in the context of a business combination, issuance of comfort and consent letters in connection with long-term debt issuance, certain specified procedures in connection with the sale of Ariva U.S. and compliance certification.
(3)	Tax fees related to tax compliance, tax planning and tax advice.
(4)	The 2014 and 2013 fees included amounts for license fees for an accounting and reporting research tool.

The Audit Committee has established policies requiring its pre-approval of audit and non-audit services provided by the independent registered public accounting firm. The policies require that the Committee annually pre-approve specifically described audit and audit-related services. For the annual pre-approval, the Committee approves categories of audit services and audit-related services, and related fee budgets. For all pre-approvals, the Audit Committee considers whether such services impair the independence of the Corporation’s independent registered public accounting firm. In accordance with its policies, the Audit Committee has delegated pre-approval authority to David G. Maffucci, in his capacity as Chairman of the Audit Committee. All audit and non-audit fees were approved pursuant to the policy in 2014 and 2013.

2015 PROXY STATEMENT

ITEM  3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the Corporation for the year 2015.

PwC has served as the Corporation’s independent registered public accounting firm since 2007. PwC was the independent auditor of Domtar Inc. prior to March 7, 2007.

Although we are not required to have our stockholders ratify the selection of PwC as our independent registered public accounting firm, the Board of Directors requests ratification of this appointment by the stockholders as a matter of good corporate practice. A representative of PwC will be present at the annual meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation in 2015.

2015 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

Domtar Corporation had a total of 64,010,087 shares of common stock issued and outstanding as of December 31, 2014. Based upon information available to the Corporation concerning ownership of shares of Corporation common stock as of December 31, 2014, there were 3 beneficial owners of more than 5% of the common stock of the Corporation:

BlackRock, Inc., 55 East 52nd Street, New York, NY 10022, beneficially owns 10,045,389 shares or 15.6% of the Corporation’s common stock. This information is based on the entity’s report on Schedule 13G dated January 9, 2015.

The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA, 19355-2331, beneficially owns 3,860,840 shares of 5.98% of the Corporation’s common stock. This information is based on the entity’s report on Schedule 13G dated February 9, 2015.

Passport Capital, LLC, One Market Street, Steuart Tower, Suite 2200, San Francisco, CA, 94105, beneficially owns 3,465,801 shares of 5.4% of the Corporation’s common stock. This information is based on the entity’s report on Schedule 13G dated February 17, 2015.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The following table sets forth the number of shares of the Corporation’s common stock beneficially owned by each of the Corporation’s directors and executive officers, and all directors and executive officers as a group based upon information available to the Corporation as at March 13, 2015. None of the shares indicated below are subject to hedging or pledge. The mailing address of each of these individuals is c/o Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada H3A 1L6.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)	Percent of Outstanding Common Stock
Non-Executive Directors
Robert J. Steacy	30,092	*
Giannella Alvarez(a)	6,629	*
Robert E. Apple(b)	5,231	*
Louis P. Gignac	27,540	*
David J. Illingworth(c)	2,882	*
Brian M. Levitt	38,203	*
David G. Maffucci(d)	8,640	*
Domenic Pilla(e)	628	*
Pamela B. Strobel	28,918	*
Denis Turcotte	36,764	*

2015 PROXY STATEMENT

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)	Percent of Outstanding Common Stock
Executive Officers
John D. Williams	98,089	*
Daniel Buron	20,390	*
Michael Fagan	7,484	*
Michael D. Garcia	7,483	*
Zygmunt Jablonski	21,514	*
Patrick Loulou	30,610	*
Richard L. Thomas	17,192	*
All Directors and Executive Officers as a group	388,289	*

*	Less than 1%
(a)	Elected to the Board in May 2012
(b)	Elected to the Board in October 2012
(c)	Elected to the Board in October 2013
(d)	Elected to the Board in May 2011
(e)	Elected to the Board in October 2014

(1)	Beneficial ownership of securities is based on information furnished or confirmed by each director or executive officer.
(2)	Includes the following shares subject to stock options, restricted stock units or deferred stock units exercisable, vested or vesting within 60 days of March 13, 2015:

Name	Stock Options	Restricted Stock Units	Deferred Stock Units
Non-Executive Directors
Robert J. Steacy	—	—	29,260
Giannella Alvarez(a)	—	—	6,409
Robert E. Apple(b)	—	—	5,231
Louis P. Gignac	—	—	27,540
David J. Illingworth(c)	—	—	2,882
Brian M. Levitt	—	—	38,203
David G. Maffucci(d)	—	—	8,640
Domenic Pilla(e)	—	—	628
Pamela B. Strobel	—	—	28,918
Denis Turcotte	—	—	34,264
Executive Officers
John D. Williams	38,550	—	59,339
Daniel Buron	12,590	—	—
Michael Fagan	5,963	—	—
Michael D. Garcia	7,483	—	—
Zygmunt Jablonski	11,265	—	—
Patrick Loulou	14,480	—	—
Richard L. Thomas	8,834	—	—

2015 PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors and executive officers to file reports of ownership and changes in ownership of their equity securities of the Corporation with the SEC and to furnish the Corporation with copies of such reports. Based solely upon a review of Forms 3, 4 and 5 furnished to the Corporation during the fiscal year ended December 31, 2014, no director, officer, beneficial owner of more than 10% of our outstanding common stock, or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during the fiscal year ended December 31, 2014.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

ANNUAL REPORT FOR 2014

Copies of the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2014 are being furnished concurrently with this proxy statement to persons who were stockholders of record as of March 13, 2015, the record date for the annual meeting. These materials do not form part of the material for the solicitation of proxies. We hereby incorporate by reference into this proxy statement “Item 10: Directors and Executive Officers of the Registrant” of our annual report on Form 10-K for the fiscal year ended December 31, 2014.

By Order of the Board of Directors,
Razvan L. Theodoru
Vice-President, Corporate Law and Secretary

Montreal, Quebec

April 2, 2015

2015 PROXY STATEMENT

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2012	2013	2014
Reconciliation of “Earnings before items” to Net earnings
	Net earnings	($)	172	91	431
(+)	Impairment and write-down of PP&E1 and intangible assets	($)	9	17	2
(+)	Closure and restructuring costs	($)	20	13	21
(-)	Net losses on disposals of PP&E1 and sale of business	($)	1	2	–
(+)	Impact of purchase accounting	($)	1	2	2
(+)	Alternative fuel tax credits	($)	–	18	(18)
(-)	Cellulosic biofuel producer credits	($)	–	(33)	–
(+)	Loss on repurchase of long-term debt	($)	30	2	–
(+)	Weston litigation settlement	($)	–	46	–
(-)	Internal Revenue Service audit settlement items	($)	–	–	(204)
(=)	Earnings before items	($)	233	158	234
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	72.1	66.7	64.9
(=)	Earnings before items per diluted share	($)	3.23	2.37	3.61
Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings
	Net earnings	($)	172	91	431
(+)	Equity loss, net of taxes	($)	6	1	–
(+)	Income tax expense (benefit)	($)	58	(20)	(170)
(+)	Interest expense, net	($)	131	89	103
(=)	Operating income	($)	367	161	364
(+)	Depreciation and amortization	($)	385	376	384
(+)	Impairment and write-down of PP&E1 and intangible assets	($)	14	22	4
(-)	Net losses on disposals of PP&E1 and sale of business	($)	2	4	–
(=)	EBITDA	($)	768	563	752
(/)	Sales	($)	5,482	5,391	5,563
(=)	EBITDA margin	(%)	14%	10%	14%

2015 PROXY STATEMENT

			2012	2013	2014
Reconciliation of “Earnings before items” to Net earnings
	EBITDA	($)	768	563	752
(+)	Alternative fuel tax credits	($)	–	26	(18)
(+)	Closure and restructuring costs	($)	30	18	28
(+)	Impact of purchase accounting	($)	1	2	3
(+)	Weston litigation settlement	($)	–	49	–
(=)	EBITDA before items	($)	799	658	765
(/)	Sales	($)	5,482	5,391	5,563
(=)	EBITDA margin before items	(%)	15%	12%	14%
Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	551	411	634
(-)	Additions to PP&E1	($)	(236)	(242)	(236)
(=)	Free cash flow	($)	315	169	398
“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	18	15	10
(+)	Long-term debt due within one year	($)	79	4	169
(+)	Long-term debt	($)	1,128	1,510	1,181
(=)	Debt	($)	1,225	1,529	1,360
(-)	Cash and cash equivalents	($)	(661)	(655)	(174)
(=)	Net debt	($)	564	874	1,186
(+)	Shareholders’ equity	($)	2,877	2,782	2,890
(=)	Total capitalization	($)	3,441	3,656	4,076
	Net debt	($)	564	874	1,186
(/)	Total capitalization	($)	3,441	3,656	4,076
(=)	Net debt-to-total capitalization	(%)	16%	24%	29%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	PP&E: Property, plant and equipment

2015 PROXY STATEMENT

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures By Segment

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper[1]			Personal Care[2]			Corporate
			2012	2013	2014	2012	2013	2014	2012	2013	2014

Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)		$330	171	323	45	43	54	(8)	(53)	(13)
(+)	Impairment and write-down of PP&E3 and intangible assets		$14	20	4	–	2	–	–	–	–
(-)	Net losses (gains) on disposal of PP&E3 and business		$2	10	–	–	–	–	–	(6)	–
(+)	Alternative fuel tax credits		$–	26	(18)	–	–	–	–	–	–
(+)	Weston litigation settlement		$–	–	–	–	–	–	–	49	–
(+)	Closure and restructuring costs		$29	10	27	1	2	1	–	6	–
(+)	Impact of purchase accounting		$–	–	–	1	2	3	–	–	–
(=)	Operating income (loss) before items		$375	237	336	47	49	58	(8)	(4)	(13)

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items		$375	237	336	47	49	58	(8)	(4)	(13)
(+)	Depreciation and amortization		$365	345	319	20	31	65	–	–	–
(=)	EBITDA before items		$740	582	655	67	80	123	(8)	(4)	(13)
(/)	Sales		$5,088	4,843	4,674	399	566	928	–	–	–
(=)	EBITDA margin before items	%	15%	12%	14%	17%	14%	13%	–	–	–

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On May 31, 2013, the Company acquired Xerox’s paper print and media product’s assets in the United States and Canada.

(2)	On January 2, 2014, the Company acquired 100% of the shares of Laboratorios Indas, S.A.U. in Spain.

On July 1, 2013, the Company acquired 100% of the shares of Associated Hygiene Products LLC.

On May 1, 2012, the Company acquired 100% of the shares of EAM Corporation.

On March 1, 2012, the Company acquired 100% of the shares of Attends Healthcare Limited.

(3)	PP&E: Property, plant and equipment

2015 PROXY STATEMENT

Admission Ticket

C123456789

000004

ENDORSEMENT_LINE SACKPACK

000000000.000000 ext     000000000.000000 ext     000000000.000000 ext     000000000.000000 ext     000000000.000000 ext

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MR A SAMPLE DESIGNATION (IF ANY)

ADD 1     ADD 2     ADD 3     ADD 4     ADD 5     ADD 6

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

12:00 a.m., Eastern Daylight Time, on May 6, 2015.

Vote by Internet

• Go to www.envisionreports.com/ufs

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM

PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all Proposals.

01 - Giannella Alvarez             02 - Robert E. Apple

1. Election of eleven Directors:

For     Against     Abstain         For     Against     Abstain         For     Against     Abstain

04 - David J. Illingworth     05 - Brian M. Levitt     06 - David G. Maffucci     07 - Domenic Pilla     08 - Robert J. Steacy

09 - Pamela B. Strobel     10 - Denis Turcotte     11 - John D. Williams

For Against Abstain    For Against Abstain

2. Say-on-Pay – An advisory vote to approve named executive officer compensation.

3. The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2015 fiscal year.

The transaction of any other business that may properly be brought before the annual meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890    J N T

1 U P X

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND        01ZL8B

Domtar Corporation 2015 Annual Meeting of Stockholders

Domtar

234 Kingsley Park Drive Fort Mill, South Carolina Wednesday, May 6, 2015

9:00 a.m. EDT

If you plan to attend the annual meeting please note that registration and seating will begin at 8:00 a.m. Each stockholder will be asked to sign an admittance card and may be asked to present a valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 13, 2015 record date. Cameras and recording devices will not be permitted at the meeting.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Domtar Corporation

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 6, 2015.

The undersigned hereby appoints Robert J. Steacy, John D. Williams and Razvan L. Theodoru and each of them, proxies, with full power of substitution, to vote all shares of common stock of the undersigned in Domtar Corporation at the annual meeting of stockholders to be held on Wednesday, May 6, 2015, beginning at 9:00 a.m. (EDT) at Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, and any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all of the Proposals, as listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone or through the internet.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all Proposals.

01 - Giannella Alvarez         02 - Robert E. Apple

1. Election of eleven Directors:        For Against Abstain        For Against Abstain        For Against Abstain

04 - David J. Illingworth        05 - Brian M. Levitt        06 - David G. Maffucci

07 - Domenic Pilla        08 - Robert J. Steacy        09 - Pamela B. Strobel

10 - Denis Turcotte        11 - John D. Williams

For Against Abstain        For Against Abstain

2. Say-on-Pay – An advisory vote to approve named executive officer compensation.

3. The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2015 fiscal year.

The transaction of any other business that may properly be brought before the annual meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

01ZL9B         1 U P X    2 2 5 0 2 6 2

Domtar Corporation 2015 Annual Meeting of Stockholders

Domtar

234 Kingsley Park Drive Fort Mill, South Carolina Wednesday, May 6, 2015

9:00 a.m. EDT

If you plan to attend the annual meeting please note that registration and seating will begin at 8:00 a.m. Each stockholder will be asked to sign an admittance card and may be asked to present a valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 13, 2015 record date. Cameras and recording devices will not be permitted at the meeting.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Domtar Corporation

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 6, 2015.

The undersigned hereby appoints Robert J. Steacy, John D. Williams and Razvan L. Theodoru and each of them, proxies, with full power of substitution, to vote all shares of common stock of the undersigned in Domtar Corporation at the annual meeting of stockholders to be held on Wednesday, May 6, 2015, beginning at 9:00 a.m. (EDT) at Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, and any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all of the Proposals, as listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign and return promptly in the enclosed envelope.